Exhibit 10.1

$100,000,000 REVOLVING CREDIT FACILITY
AMENDED AND RESTATED CREDIT AGREEMENT
by and among
INVACARE CORPORATION, as a Borrower
THE OTHER BORROWERS PARTY HERETO
THE GUARANTORS PARTY HERETO
and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
and
KEYBANK NATIONAL ASSOCIATION and
BANK OF AMERICA, N.A.,
as Co-Syndication Agents
and
RBS CITIZENS, N.A., as Documentation Agent
Dated as of January 31, 2014
PNC CAPITAL MARKETS LLC,
KEYBANK NATIONAL ASSOCIATION, and
BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

		2.7.1	Notes.	55
		2.7.2	Use of Proceeds.	55
		2.7.3	Commitment Fees.	55
		2.7.4	Joint and Several Obligations.	55
3			RESERVED	56
4			INTEREST RATES	56
	4.1		Interest Rate Options.	56
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	56
		4.1.2	Rate Quotations.	56
	4.2		Interest Periods.	57
		4.2.1	Amount of Borrowing Tranche.	57
		4.2.2	Renewals.	57
	4.3		Interest During Event of Default.	57
		4.3.1	Letter of Credit Fees, Interest Rate.	57
		4.3.2	Other Obligations.	57
		4.3.3	Acknowledgment.	57
	4.4		Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.	57
		4.4.1	Unascertainable.	57
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	58
		4.4.3	Administrative Agent's and Lender's Rights.	58
	4.5		Selection of Interest Rate Options.	59
	4.6		Interest Act (Canada) Disclosure.	59
	4.7		Canadian Usury Provision.	59
	4.8		Minimum Interest Clause for Swiss Borrowers.	59
5			PAYMENTS	60
	5.1		Payments.	60
	5.2		Pro Rata Treatment of Lenders.	60
	5.3		Sharing of Payments by Lenders.	61
	5.4		Presumptions by Administrative Agent.	62
	5.5		Interest Payment Dates.	62
	5.6		Voluntary Prepayments.	62
		5.6.1	Right to Prepay.	62
		5.6.2	Replacement of a Lender.	63
	5.7		Mandatory Prepayments and Related Commitment Reductions.	64
		5.7.1	Sale of Assets.	64
		5.7.2	Debt Issuances.	64
		5.7.3	Equity Issuances.	65
		5.7.4	Material Recovery Events.	65
		5.7.5	Currency Fluctuations.	65
		5.7.6	Application of Payments.	66
	5.8		Increased Costs.	66
		5.8.1	Increased Costs Generally.	66
		5.8.2	Capital Requirements.	67

		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	67
		5.8.4	Delay in Requests.	67
	5.9		Taxes.	67
		5.9.1	Payments Free of Taxes.	67
		5.9.2	Payment of Other Taxes by the Borrowers.	68
		5.9.3	Indemnification by the Borrowers.	68
		5.9.4	Evidence of Payments.	68
		5.9.5	Status of Lenders.	68
		5.9.6	Lender's Cooperation in Tax Matters.	70
	5.1		Indemnity.	70
	5.11		Settlement Date Procedures.	71
	5.12		Interbank Market Presumption.	72
	5.13		Judgment Currency.	72
		5.13.1	Currency Conversion Procedures for Judgments.	72
		5.13.2	Indemnity in Certain Events.	72
	5.14		Parallel Debt (Dutch Law Provisions).	72
		5.14.1	Corresponding Obligations and relevant US Companies.	72
		5.14.2	Parallel Debt.	72
		5.14.3	Nature of Parallel Debt.	73
		5.14.4	Decrease of Corresponding Obligations / Parallel Debt.	73
		5.14.5	Creditor of the Parallel Debt.	73
6			REPRESENTATIONS AND WARRANTIES	73
	6.1		Representations and Warranties.	73
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.	73
		6.1.2	Subsidiaries and Owners; Investment Companies.	74
		6.1.3	Validity and Binding Effect.	74
		6.1.4	No Conflict; Material Contracts; Consents.	74
		6.1.5	Litigation.	75
		6.1.6	Financial Statements.	75
		6.1.7	Margin Stock.	75
		6.1.8	Full Disclosure.	76
		6.1.9	Taxes.	76
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc.	76
		6.1.11	Liens in the Collateral.	76
		6.1.12	Insurance.	76
		6.1.13	ERISA Compliance.	76
		6.1.14	Environmental Matters.	77
		6.1.15	Solvency.	77
		6.1.16	Fraud and Abuse.	77
		6.1.17	Licensing and Accreditation.	78
		6.1.18	Other Regulatory Protection.	78
		6.1.19	Compliance with the Swiss Twenty Non-Bank Rule.	79
		6.1.20	Anti-Terrorism Laws.	79
	6.2		Updates to Schedules.	79

7			CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	79
	7.1		First Loans and Letters of Credit.	79
		7.1.1	Deliveries.	79
		7.1.2	Payment of Fees.	81
	7.2		Each Loan or Letter of Credit.	81
	7.3		Post-Closing Covenants.	81
8			COVENANTS	82
	8.1		Affirmative Covenants.	82
		8.1.1	Preservation of Existence, Etc.	82
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	82
		8.1.3	Maintenance of Insurance.	82
		8.1.4	Maintenance of Properties and Leases.	82
		8.1.5	Visitation Rights.	82
		8.1.6	Keeping of Records and Books of Account.	83
		8.1.7	Compliance with Laws; Use of Proceeds.	83
		8.1.8	Further Assurances.	83
		8.1.9	Anti-Terrorism Laws; International Trade Compliance.	83
		8.1.10	Material Contracts.	84
		8.1.11	Designation as Senior Debt.	84
		8.1.12	Compliance with the Swiss Twenty Non-Bank Rules.	84
		8.1.13	Proposed Reorganization.	85
		8.1.14	Keepwell.	85
	8.2		Negative Covenants.	85
		8.2.1	Indebtedness.	85
		8.2.2	Liens.	86
		8.2.3	Guaranties.	86
		8.2.4	Loans and Investments.	87
		8.2.5	Dividends and Related Distributions.	87
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	88
		8.2.7	Dispositions of Assets or Subsidiaries.	89
		8.2.8	Affiliate Transactions.	90
		8.2.9	Subsidiaries, Partnerships and Joint Ventures.	90
		8.2.10	Continuation of or Change in Business.	91
		8.2.11	Fiscal Year; Accounting Changes.	91
		8.2.12	Issuance of Stock.	91
		8.2.13	Changes in Organizational Documents.	91
		8.2.14	Capital Expenditures.	92
		8.2.15	Maximum Leverage Ratio.	92
		8.2.16	Minimum Interest Coverage Ratio.	92
		8.2.17	Negative Pledges.	92
		8.2.18	Covenants as to Certain Indebtedness.	93
		8.2.19	Agreements Restricting Dividends.	93
		8.2.20	Designation of Senior Debt.	93
		8.2.21	Restrictions on Insurance Subsidiary and Receivables Subsidiary.	94
		8.2.22	Prepayments, Etc. of Indebtedness.	94
	8.3		Reporting Requirements.	94

	8.3		Reporting Requirements.	94
		8.3.1	Quarterly Financial Statements.	94
		8.3.2	Annual Financial Statements.	94
		8.3.3	Certificate of the Company.	95
		8.3.4	Notices.	95
9			DEFAULT	96
	9.1		Events of Default.	96
		9.1.1	Payments Under Loan Documents.	96
		9.1.2	Breach of Warranty.	96
		9.1.3	Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws.	96
		9.1.4	Breach of Other Covenants.	97
		9.1.5	Defaults in Other Agreements or Indebtedness.	97
		9.1.6	Final Judgments or Orders.	97
		9.1.7	Loan Document Unenforceable.	97
		9.1.8	Proceedings Against Assets.	97
		9.1.9	Events Relating to Plans and Benefit Arrangements.	97
		9.1.10	Change of Control.	98
		9.1.11	Exclusion from Medical Reimbursement Programs.	98
		9.1.12	Relief Proceedings.	98
	9.2		Consequences of Event of Default.	98
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	98
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	98
		9.2.3	Set-off.	99
		9.2.4	Certain Other Matters.	99
		9.2.5	Application of Proceeds.	99
10			THE ADMINISTRATIVE AGENT	100
	10.1		Appointment and Authority.	100
	10.2		Rights as a Lender.	100
	10.3		Exculpatory Provisions.	101
	10.4		Reliance by Administrative Agent.	101
	10.5		Delegation of Duties.	102
	10.6		Resignation of Administrative Agent.	102
	10.7		Non-Reliance on Administrative Agent and Other Lenders.	103
	10.8		No Other Duties, etc.	103
	10.9		Administrative Agent's Fee.	103
	10.10		Authorization to Release Collateral and Guarantors.	103
	10.11		No Reliance on Administrative Agent's Customer Identification Program.	104
11			MISCELLANEOUS	104
	11.1		Modifications, Amendments or Waivers.	104
		11.1.1	Increase of Commitment.	104
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	104
		11.1.3	Release of Collateral, Borrower or Guarantor.	104
		11.1.4	Miscellaneous.	105

v

11.2		No Implied Waivers; Cumulative Remedies.	105
11.3		Expenses; Indemnity; Damage Waiver.	105
	11.3.1	Costs and Expenses.	105
	11.3.2	Indemnification by the Borrowers.	106
	11.3.3	Reimbursement by Lenders.	106
	11.3.4	Waiver of Consequential Damages, Etc.	107
	11.3.5	Payments.	107
11.4		Holidays.	107
11.5		Notices; Effectiveness; Electronic Communication.	107
	11.5.1	Notices Generally.	107
	11.5.2	Electronic Communications.	107
	11.5.3	Change of Address, Etc.	108
11.6		Severability.	108
11.7		Duration; Survival.	108
11.8		Successors and Assigns.	108
	11.8.1	Successors and Assigns Generally.	108
	11.8.2	Assignments by Lenders.	109
	11.8.3	Register.	110
	11.8.4	Participations.	110
	11.8.5	Limitations upon Participant Rights Successors and Assigns Generally.	111
	11.8.6	Certain Pledges; Successors and Assigns Generally.	111
	11.8.7	Disapplication or Amendment of the Swiss Bank Rules.	111
	11.8.8	Netherlands Bank Rules.	111
11.9		Confidentiality.	112
	11.9.1	General.	112
	11.9.2	Sharing Information With Affiliates of the Lenders.	112
11.10		Counterparts; Integration; Effectiveness.	112
11.11		CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	112
	11.11.1	Governing Law.	113
	11.11.2	SUBMISSION TO JURISDICTION.	113
	11.11.3	WAIVER OF VENUE.	113
	11.11.4	SERVICE OF PROCESS.	114
	11.11.5	WAIVER OF JURY TRIAL.	114
11.12		USA Patriot Act Notice.	114
11.13		Borrower Agent.	114
11.14		Foreign Borrowers and Foreign Guarantors.	114
	11.14.1	Generally.	114
	11.14.2	Liability of Foreign Borrowers.	115
	11.14.3	Company as Agent.	115
	11.14.4	Liability of Luxembourg Guarantors.	115
11.15		Joinder of Guarantors and Borrowers; Release of Foreign Borrowers and Foreign Guarantors.	115
	11.15.1	Joinder of Guarantors and Borrowers.	115
	11.15.2	Release of Foreign Borrowers and Foreign Guarantors.	116
11.16		Amendment and Restatement.	116

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(B)	- COMMITMENTS OF LENDERS AND ADDRESSES FOR
NOTICES

SCHEDULE 1.1(D)	- DOMESTIC EXCLUDED SUBSIDIARIES

SCHEDULE 1.1(F)	- FOREIGN EXCLUDED SUBSIDIARIES

SCHEDULE 1.1(M)	- MATERIAL SUBSIDIARIES

SCHEDULE 1.1(P)	- PERMITTED LIENS

SCHEDULE 6.1.2	- SUBSIDIARIES

SCHEDULE 6.1.4	- REQUIRED CONSENTS

SCHEDULE 6.1.14	- ENVIRONMENTAL DISCLOSURES

SCHEDULE 6.1.18	- OTHER REGULATORY PROTECTION DISCLOSURES

SCHEDULE 7.1.1	- OPINION OF COUNSEL

SCHEDULE 8.1.3	- INSURANCE REQUIREMENTS RELATING TO COLLATERAL

SCHEDULE 8.2.1	- PERMITTED INDEBTEDNESS

SCHEDULE 8.2.4	- INVESTMENTS IN SUBSIDIARIES AND JOINT VENTURES

SCHEDULE 8.2.22	- REPAYMENTS AND REDEMPTIONS OF INDEBTEDNESS
EXHIBITS

EXHIBIT 1.1(A)	- ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(B)	- BORROWER JOINDER

EXHIBIT 1.1(G)(1)	- GUARANTOR JOINDER

EXHIBIT 1.1(N)(1)	- REVOLVING CREDIT NOTE

EXHIBIT 1.1(N)(2)	- SWING LOAN NOTE

EXHIBIT 1.1(P)	- PROPOSED EUROPEAN CAPITAL STRUCTURE

EXHIBIT 2.3	- LOAN REQUEST

EXHIBIT 2.3.2	- SWING LOAN REQUEST

EXHIBIT 8.3.3	- QUARTERLY COMPLIANCE CERTIFICATE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of January 31, 2014 and is made by and among INVACARE CORPORATION, an Ohio corporation (the "Company" as hereinafter defined), each of the other BORROWERS (as hereinafter defined), each of the GUARANTORS (as hereinafter defined), each of the LENDERS (as hereinafter defined), the ISSUING LENDER (as hereinafter defined), the SWING LOAN LENDERS (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (as hereinafter defined) for the Lenders under this Agreement.
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Issuing Lender, the Swing Loan Lenders, and the Administrative Agent previously entered into the Credit Agreement dated as of October 28, 2010 (as previously amended or otherwise modified, the "Prior Credit Agreement"); and
WHEREAS, the Borrowers have requested that (i) the revolving credit commitment under the Prior Credit Agreement be reduced to $100,000,000, (ii) certain other amendments be made and (iii) for the sake of clarity and convenience, the Prior Credit Agreement be restated in its entirety as so amended, and the Administrative Agent, the Lenders, the Issuing Lender and the Swing Loan Lenders have agreed to such requests on the terms and conditions set forth in this Agreement.
In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto amend and restate the Prior Credit Agreement in its entirety as follows:
1. CERTAIN DEFINITIONS

1.1
Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

2015 Senior Notes shall mean the Company's 9 3/4% senior unsecured notes, issued in 2007 and due in 2015, in the aggregate original principal amount of $175,000,000 guarantied by certain of the Loan Parties.
2027 Convertible Notes shall mean the Company's 4.125% convertible notes, issued in 2007 and due in 2027, in the aggregate original principal amount of $135,000,000 guarantied by certain of the Loan Parties.
Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.
Administrative Agent's Fee shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].
Administrative Agent's Letter shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Affiliate as to any Person shall mean any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with such Person.
AML Legislation shall have the meaning specified in Section 8.1.9 [Anti-Terrorism Laws].
Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the Pricing Grid below the heading "Commitment Fee."
Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the Pricing Grid below the heading "Letter of Credit Fee."
Applicable Margin shall mean, as applicable:
(i)    the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the Pricing Grid below the heading "Revolving Credit Base Rate Spread", or
(ii)    the percentage spread to be added to the Euro-Rate applicable to Revolving Credit Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the Pricing Grid below the heading "Revolving Credit Euro-Rate Spread".
Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
Attributable Indebtedness shall mean, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) in respect of any securitization transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, as determined by the Administrative Agent in its reasonable judgment, (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease and (e) all Synthetic Debt of such Person.

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, other authorized signers on behalf of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from a Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. A Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus fifty basis points (0.5%), (b) the Prime Rate, and (c) the Daily Euro-Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Base Rate Option shall mean the option of the Borrowers to have Loans (other than Loans in Optional Currencies) bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].
Borrowers shall mean the Company and each of its Affiliates which are Borrowers as identified on the signature pages hereto or in a Borrower Joinder, and Borrower shall mean any of the Borrowers.
Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrower Joinder shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(B).
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market, (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the Relevant Interbank Market, and (iii) with respect to advances or payments of Loans denominated in an Optional Currency other than the Euro or the Canadian dollar, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency and in respect to advances or payments of Loans denominated in Euro shall be a TARGET Day.

Canadian Borrower shall mean any Borrower incorporated or otherwise organized under the laws of Canada or any province or territory thereof.
Capex Carryover Amount shall have the meaning specified in Section 8.2.14 [Capital Expenditures].
Capital Expenditures shall mean, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance, and permitted purchases with insurance proceeds, which are properly charged to current operations) that is treated as a capital expenditure in accordance with GAAP.
Capitalized Leases shall mean all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
Cash Collateralize shall mean to pledge and deposit with or deliver to Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances (in Dollars or Optional Currencies, as applicable) in an amount equal to at least 103% of the face amount of the applicable Letter of Credit pursuant to documentation satisfactory to Administrative Agent and each Issuing Lender (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.
Cash Management Agreements shall have the meaning specified in Section 2.4.6 [Swing Loans under Cash Management Agreements].
CDOR Market shall mean the daily survey of market makers in bankers' acceptances, the result of which is quoted on the CDOR page of Reuters' Monitor Service each day.
CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
CFTC shall mean the Commodity Futures Trading Commission.
Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean any of the following occurrences:
(a)    any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 35% or more of the voting power of the Equity Interests of the Company;
(b)    within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;
(c)    any Person (or Persons acting in concert) shall have acquired by contract or otherwise the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such Person or Persons have the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Equity Interests;
(d)    a "change of control" or any comparable term under, and as defined in the documents governing the 2027 Convertible Notes or any other material Indebtedness of the Company shall occur prior to the date such Indebtedness is repaid or redeemed in accordance with, or to the extent not prohibited by, the provisions of the Credit Agreement; or
(e)    the Company shall fail to own and Control, directly or indirectly, 100% of the outstanding Equity Interests of each Borrower.
CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent's Customer Identification Program].
Closing Date shall mean January 31, 2014.
CMS shall mean the Centers for Medicare and Medicaid Services of HHS, any successor thereof and any predecessor thereof, including the Health Care Financing Administration.
Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Collateral shall mean the collateral under (i) the Security Agreement, (ii) the Pledge Agreement and (iii) the Patent, Trademark and Copyright Security Agreement, together with any other collateral security granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents, including without limitation any cash collateral.

Collateral Documents shall have the meaning specified in Section 6.1.11 [Liens in the Collateral].
Commercial Letter of Credit shall mean a commercial letter of credit issued in respect of the purchase of goods or services in the ordinary course of business of a Loan Party or another Subsidiary of the Company.
Commitment shall mean as to any Lender its Revolving Credit Commitment and, in the case of any Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.
Commitment Fee shall have the meaning specified in Section 2.7.3 [Commitment Fees].
Company shall mean Invacare Corporation, a corporation organized and existing under the laws of the State of Ohio.
Company Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Company].
Compliance Certificate 12/31/14 Delivery Date shall mean the date on which a duly completed Compliance Certificate for the fiscal year ending December 31, 2014 executed by a duly Authorized Officer is delivered to the Administrative Agent demonstrating that no Event of Default or Potential Default exists.
Computation Date shall have the meaning specified in Section 2.6.1 [Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans and Letters of Credit Outstanding; Repayment in Same Currency].
Consolidated EBITDA shall mean, at any fiscal quarter end date, an amount equal to (a) Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis for the most recently completed four (4) fiscal quarters of the Company plus (b) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income (and excluding any item that is excluded in determining Consolidated Net Income pursuant to the definition thereof):

(i)	Consolidated Interest Charges,

(ii)	fees and expenses incurred in connection with the closing under the Prior Credit Agreement and this Agreement, and any amendments thereto or hereto,

(iii)	the provision for federal, state, local and foreign income and withholding tax expense, net worth related taxes, franchise taxes, and gross receipt related taxes,

(iv)	depreciation and amortization expense (including, without limitation, the amortization of debt issuance costs) and bank or lending fees classified as selling, general and administrative expenses,

(v)
non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance of stock, stock options or other equity-based awards to the directors, officers and employees of the Company and its Subsidiaries,

(vi)
premiums paid, gains/losses incurred, charges and fees paid with respect to the repayment of the 2015 Senior Notes and the 2027 Convertible Notes (to the extent any such repayment is permitted pursuant to Section 8.2.22 [Prepayments, Etc. of Indebtedness],

(vii)	any non-cash charges relating to cost savings initiatives,

(viii)	cash charges up to $20,000,000 in the aggregate incurred during the term of this Agreement but on or after May 30, 2013, relating to cost savings and restructuring initiatives, and

(ix)
any other non-recurring expenses and losses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Company and its Subsidiaries for the most recently completed four (4) fiscal quarters of the Company), minus (c) to the extent included in calculating Consolidated Net Income:

(i)	federal, state, local and foreign income withholding, net worth, franchise and gross receipt tax credits, and

(ii)	all non-recurring non-cash items increasing Consolidated Net Income (in each case of or by the Company and its Subsidiaries for the most recently completed four (4) fiscal quarters of the Company).
Consolidated Funded Indebtedness shall mean, as of any fiscal quarter end date, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts or accrued expenses payable in the ordinary course of business and deferred compensation and bonuses), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such

Indebtedness is expressly made non-recourse to the Company or such Subsidiary; provided that Consolidated Funded Indebtedness shall not include  recourse obligations of the Company and its Subsidiaries with respect to any Vendor Financing, provided, further, for the avoidance of doubt, Consolidated Funded Indebtedness shall not include (i) intercompany loans, or (ii) any other short or long term liabilities, not specified above or not constituting Indebtedness for borrowed money, including but not limited to short-term and long-term accrued income taxes, accrued product liability obligations, accrued life insurance, and guarantee fair value liability obligations related to third party financing recorded in accordance with FASB Interpretation No. 45.
Consolidated Interest Charges shall mean, as of any fiscal quarter end date, an amount equal to (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP, plus (b) all interest paid or payable with respect to discontinued operations, plus (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, minus (d) any non‑cash interest related to the 2027 Convertible Senior Notes in accordance with FSP APB 14‑1, minus (f) all premiums paid, gains/losses incurred, charges and fees paid, in each case by the Company and its Subsidiaries in connection with the redemption, repurchase or retirement of Indebtedness, in each case of or by the Company and its Subsidiaries on a consolidated basis for the most recently completed four (4) fiscal quarters of the Company.
Consolidated Interest Coverage Ratio shall mean, as of the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four (4) fiscal quarters then ending to (b) Consolidated Interest Charges for the four (4) fiscal quarters then ending.
Consolidated Leverage Ratio shall mean, as of the end of any fiscal quarter, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the four (4) fiscal quarters then ending.
Consolidated Net Income shall mean the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for the most recently completed four (4) fiscal quarters of the Company as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)	all extraordinary gains or losses (less all fees and expenses relating thereto) net of taxes, all as determined in accordance with GAAP,

(2)
the portion of net income (or loss) of the Company and its Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries,

(3)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, including without limitation any non-qualified plan,

(4)	gains or losses (less all fees and expenses relating thereto), net of taxes, in respect of dispositions of assets other than in the ordinary course of business,

(5)	any impairment charge or write-down of non-current assets, in each case pursuant to GAAP,

(6)	any non-cash expenses or charges resulting from stock, stock option or other equity-based awards,

(7)	any cumulative effect of a change in accounting principles,

(8)
all deferred financing costs written off, and premiums paid, gains/losses incurred, charges and fees paid, in each case, by the Loan Parties in connection with any (i) early extinguishment of Indebtedness or (ii) redemption, repurchase, or retirement of any Indebtedness,

(9)	any non-cash restructuring charges,

(10)	any non-cash interest charges in relation to the 2027 Convertible Notes pursuant to FSP APB 14-1, and

(11)	any non-cash gains or losses with respect to a sale/leaseback transaction.

Consolidated Total Assets shall mean all property and assets of the Company and its Subsidiaries on a consolidated basis as set forth in the most recent financial statements of the Company delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements].
Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Controlling and Controlled have meanings correlative thereto.
Covered Entity shall mean (a) the Borrowers, each of the Borrowers' Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
Currency Hedge shall mean a foreign exchange contract or currency swap agreement or similar arrangement entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries with respect to fluctuations in currency values.
Customer Lease shall mean a lease by the Company or any of its Subsidiaries of product to a customer for the purpose of financing the purchase thereof by such customer.

Daily Euro-Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.
Debt Rating shall mean, as of any fiscal quarter end date, the rating as determined by either Standard & Poor's or Moody's of the Company's non-credit-enhanced, senior unsecured long-term debt.
Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans, participations with respect to Letters of Credit, or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (c) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (d) has since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding, or has a parent company that since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding.
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.
Dollar Equivalent Revolving Facility Usage shall mean, at any time, the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans and Swing Loans then outstanding and the Dollar Equivalent amount of all Letter of Credit Obligations.
Domestic Borrowers shall mean the Borrowers which are organized under the laws of the United States of America, any State thereof or the District of Columbia.
Domestic Guarantors shall mean the Guarantors which are organized under the laws of the United States of America, any State thereof or the District of Columbia.
Domestic Loan Parties shall mean the Domestic Borrowers and Domestic Guarantors.
Drawing Date shall have the meaning specified in Section 2.5.3 [Disbursements, Reimbursement].

Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.
Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).
Environmental Laws shall mean all applicable federal, state, local, territorial and foreign Laws (including common law), constitutions, statutes, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace as related to exposure to Regulated Substances; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of contamination; and (vii) the protection of environmentally sensitive areas.
Equity Interest shall mean, with respect to any Person, any shares of capital stock, membership interests, partnership interests or other equity interests of any kind (including without limitation rights of any kind to acquire any such equity interests) in such Person or any of its Subsidiaries.
Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent's spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.
Equivalent Currency shall have the meaning specified in the definition of Equivalent Amount.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Affiliate shall mean any trade or business (whether or not incorporated) under common control with the Company which is treated as a single employer under Section 414 of the Code.
ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
ERISA Group shall mean the Loan Parties and all other entities which, together with the Loan Parties, are treated as a single employer under Section 414 (b) or (c) of the Internal Revenue Code and Sections 414 (m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code.
Euro shall refer to the lawful currency of the Participating Member States.
European Interbank Market shall mean the European interbank market for Euro operating in Participating Member States.
Euro-Rate shall mean the following:
(a)    with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the administrator of the Euro-Rate as an authorized information vendor for the purpose of displaying rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes hereof, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate with respect to Dollar Loans may also be expressed by the following formula:
Euro-Rate =     London interbank offered rate quoted by
Bloomberg or appropriate successor as shown on
Bloomberg Page BBAM1
1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Company on behalf of the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
(b)    with respect to Optional Currency Loans in currency other than Euro and Canadian dollars comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other Bloomberg page that displays rates at which deposits in the relevant Optional Currency are offered by leading banks in the Relevant Interbank Market), or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the relevant Optional Currency for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any alternative page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

Euro-Rate	=	Relevant Interbank Market offered rate quoted by
Bloomberg or appropriate successor as shown on
Bloomberg Page BBAM1 (or on such other Bloomberg page that
displays rates at which deposits in the relevant Optional Currency are offered by leading banks in the Relevant Interbank Market)
1.00 - Euro-Rate Reserve Percentage
The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Company on behalf of the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.
(c)    with respect to Optional Currency Loans denominated in Euro comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Euro are offered by leading banks in the Relevant Interbank Market) or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euro for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:
Euro-Rate =     London interbank offered rate quoted by
Bloomberg or appropriate successor as shown on
Bloomberg Page BBAM1
1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Company on behalf of the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.
(d)    with respect to Optional Currency Loans denominated in Canadian dollars and made to a Canadian Borrower comprising any Borrowing Tranche to which the Euro‑Rate Option applies for any Interest Period, on any day and for any period, an annual rate of interest (also known as the "CDOR Rate") equal to the rate applicable to Canadian dollar bankers' acceptances for the applicable Interest Period appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 a.m. (Eastern Time), on such day, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such day, the CDOR Rate on such day shall be the rate for such period applicable to Canadian dollar bankers' acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 10:00 a.m. (Eastern Time) on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.
Euro-Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).
Euro-Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"); and (ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.
Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."
Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other

Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
Excluded Subsidiaries shall mean the domestic Subsidiaries listed on Schedule 1.1(D) and the Foreign Excluded Subsidiaries. The Excluded Subsidiaries are not required to join this Agreement as Guarantors. None of the Excluded Subsidiaries is a Material Subsidiary.
Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Loan Party is located (c) in the case of a Foreign Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 5.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 5.9.1 [Payment Free of Taxes], and (d) in the case of a Foreign Lender (other than an Assignee pursuant to a request by the Company under Section 5.6.2 [Replacement of a Lender]), any U.S. federal withholding Taxes resulting from FATCA (other than as a result of a Change in Law), except to the extent imposed as a result of the Company not providing to the IRS the required documentation, certifications, or information prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) or to the Administrative Agent such documentation, certifications, or information reasonably requested by the Administrative Agent.

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Expiration Date shall mean, with respect to the Revolving Credit Commitments, October 28, 2015.
FATCA shall mean Sections 1471 through 1474 of the Code or any amendment or successor to any such Section, or any regulation or official interpretation thereof issued with respect thereto, so long as such amendment, successor, regulation, or interpretation is substantially similar to, and does not expand the scope of, the reporting or withholding obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement with respect to payments to foreign entities that have dealings with United States Person or that are significantly owned by United States Persons.
FDA shall have the meaning specified in Section 6.1.18 [Other Regulatory Protection].
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers or any other Loan Party, effective on the date of any such change.

Foreign Borrower Sublimit shall mean with respect to any Canadian Borrower, $15,000,000 and, with respect to each Foreign Borrower (other than a Canadian Borrower), $10,000,000, provided, that the sublimit of any individual Foreign Borrower may be increased or decreased from time to time upon not less than five (5) days prior written notice from the Company to the Administrative Agent, which notice, if requesting an increase,  shall be in form and substance satisfactory to the Administrative Agent and shall certify that any such increase is in compliance with all Laws and will not result in any adverse tax or other legal consequences to any Loan Party or any Lender, provided, further, that the aggregate amount of all Foreign Borrower Sublimits shall not at any time exceed the lesser of (i) $37,500,000 or (ii) the amount of the Revolving Credit Commitment, and, provided, further, that until such date as that certain protocol amending the United States-New Zealand tax convention receives final ratification (thereby reducing the withholding tax rate on interest payments in New Zealand from 10% to 0%), the Foreign Borrower Sublimit with respect to any New Zealand Borrower shall be $0.
Foreign Borrowers shall mean the Borrowers organized under the laws of a jurisdiction outside the United States of America, any State thereof or the District of Columbia.
Foreign Excluded Subsidiaries shall mean those Foreign Subsidiaries listed on Schedule 1.1(F)
Foreign Guarantors shall mean the Guarantors organized under the laws of a jurisdiction outside the United States of America, any State thereof or the District of Columbia.
Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof or the District of Columbia shall be deemed to constitute a single jurisdiction.
Foreign Loan Parties shall mean the Foreign Borrowers and Foreign Guarantors.
Foreign Subsidiary shall mean any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
FSP APB 14-1 shall mean Financial Accounting Standards Board Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion".
FTC shall have the meaning specified in Section 6.1.18 [Other Regulatory Protection].
GAAP shall mean generally accepted accounting principles of the United States of America as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).
Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship dated as of the Initial Closing Date executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.
Guidelines shall mean, together, (i) Guideline S-02.123 in relation to interbank loans of September 22, 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), (ii) Guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt "Obligationen" vom April 1999), (iii) Guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen" vom Januar 2000) and (iv) Guideline S-02.122.2 in relation to deposits of April 1999 (Merkblatt "Kundenguthaben" von April 1999) in each case as issued, amended or substituted from time to time by the Swiss Federal Tax Administration.
Hedge Liabilities shall have the meaning given to such term in the definition of Lender Provided Interest Rate/Currency Hedge.
HHS shall mean the United States Department of Health and Human Services, or any successor thereof and any predecessor thereof.
ICC shall have the meaning specified in Section 11.11.1 [Governing Law].
Indebtedness shall mean, as to any Person, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) the maximum amount of all direct or contingent obligations arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (iv) the net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreements or other interest rate management devices, provided for purposes of calculating Indebtedness hereunder, the foregoing net obligations shall not be included unless any such agreement or device has been closed out or any amount is due and payable thereunder, (v) any other transaction (including forward sale or purchase agreements, Capitalized Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), (vi) all obligations to pay the deferred purchase price of property or services (other than trade accounts or accrued expenses payable in the ordinary course of business and deferred compensation and bonuses), (vii) indebtedness (excluding prepaid interest thereon) secured by a

Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse, (viii) all obligations in respect to Capitalized Leases, synthetic or off-balance sheet leases or in respect of any securitization transactions, in respect of any sale and leaseback transaction for rental payments during the term of such lease and in respect of all synthetic or off-balance sheet debt, and (ix) any Guaranty of in respect of any of the foregoing. For the avoidance of doubt, Indebtedness shall not include any other short or long term liabilities, not specified above or not constituting Indebtedness for borrowed money, including but not limited to short-term and long-term accrued income taxes, accrued product liability obligations, accrued life insurance, and guarantee fair value liability obligations related to third party financing recorded in accordance with FASB Interpretation No. 45.
Indemnified Taxes shall mean Taxes other than Excluded Taxes.
Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Loan Parties].
Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.
Initial Closing Date shall mean October 28, 2010.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
Insurance Subsidiary shall mean Invatection Insurance Company, a Vermont corporation.
Interest Period shall mean the period of time selected by the Borrowers, in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one (1), two (2), three (3) or six (6) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (a) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreement entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.
Invacare BV shall mean Invacare Holdings Two B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), which is a wholly-owned Subsidiary of LUX 2.
Invacare CV shall mean Invacare Holdings C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands, which will be liquidated as part of the Proposed Reorganization.
Invacare Holdings shall mean Invacare Holdings, LLC, an Ohio limited liability company.
Invacare International shall mean Invacare International Corporation, an Ohio corporation.
Investments shall have the meaning specified in Section 8.2.4 [Loans and Investments].
IRS shall mean the Internal Revenue Service.
ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].
Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that may agree from time to time to issue Letters of Credit hereunder.
Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an Equity Interest.
Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule or ordinance, or binding opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.
Lender Provided Interest Rate/Currency Hedge shall mean an Interest Rate Hedge or Currency Hedge which is provided by any Lender or its Affiliate; provided that: (i) with respect to an Interest Rate Hedge, it is documented in a standard International Swap Dealer Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner. The liabilities owing to the provider of any Lender Provided Interest Rate/Currency Hedge (collectively, the "Hedge Liabilities") by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].
Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. Lenders may book Loans hereunder at any branch, office, Subsidiary or Affiliate, and the terms of this Agreement shall apply to such Lender, as it may be acting, through its branches, offices, Subsidiaries or Affiliates. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation is owed.
Letter of Credit shall have the meaning specified in Section 2.5.1 [Issuance of Letters of Credit].
Letter of Credit Borrowing shall have the meaning specified in Section 2.5.3 [Disbursements, Reimbursement].
Letter of Credit Fee shall have the meaning specified in Section 2.5.2 [Letter of Credit Fees].
Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically and without any conditions in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit shall have the meaning specified in Section 2.5.1 [Issuance of Letters of Credit]. The Letter of Credit Sublimit shall not at any time exceed the amount of the Revolving Credit Commitment.
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing). The term "Lien" shall not include reference to any public record filings for notice purposes only which have, and could not have, the effect of a true lien or encumbrance.

Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, the deposit account control agreements referred to in Section 7.1.1(iii), the landlord waiver and other lien waivers referred to in Section 7.3(iii), the Reaffirmation, and any other agreements, instruments, certificates or documents delivered in connection herewith or therewith, in each case as the same may be amended, restated or otherwise modified from time to time in accordance with its terms.
Loan Parties shall mean the Borrowers and the Guarantors.
Loan Request shall have the meaning specified in Section 2.3 [Revolving Credit Loan Requests; Swing Loan Requests].
Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.
LUX 1 shall mean a Luxembourg private limited liability company (société à responsabilité limitée) named "Invacare Holdings S.à r.l", which has its registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg as of the Closing Date, has a share capital of EUR 12,501 as of the Closing Date, is registered with the Luxembourg Register of Commerce and Companies under number B169438, and is a wholly-owned Subsidiary of Invacare CV.
LUX 2 shall mean a Luxembourg private limited liability company (société à responsabilité limitée) named "Invacare Holdings Two S.à r.l", which has its registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg as of the Closing Date, has a share capital of EUR 12,501 as of the Closing Date, is registered with the Luxembourg Register of Commerce and Companies under number B169458, and is a wholly-owned Subsidiary of LUX 1.
Luxembourg Guarantor shall mean a Guarantor (a) incorporated or otherwise formed in Luxembourg, (b) having its central administration (administration centrale) (within the meaning of the Luxembourg law of 10 August 1915 on commercial companies, as amended) in Luxembourg and/or (c) having its centre of main interests (within the meaning of Council Regulation EC/1346/2000 of 29 May 2000 on insolvency proceedings, as amended) in Luxembourg.
Material Adverse Change shall mean any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties taken as a whole, (c) impairs materially or would reasonably be expected to impair the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or would reasonably be expected to impair the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Material Contract shall mean, with respect to any Person, each contract or agreement (i) to which such Person is a party that is disclosed in a public filing of the Company with the SEC, (ii) that involves aggregate consideration payable to or by such Person of $10,000,000 or more in any year, or (iii)

that is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.
Material Recovery Event means the occurrence of any event giving rise to the receipt by the Company or any of its Subsidiaries of property or casualty insurance proceeds, condemnation award proceeds, indemnity payments or tax refunds in an amount in excess of $10,000,000.
Material Subsidiary means each Subsidiary of the Company which is identified on Schedule 1.1(M) as a "Material Subsidiary," and each other Subsidiary of the Company that has assets at such time, or revenues during the most recently ended fiscal year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such Fiscal Year, as the case may be.
Medicaid shall mean that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance programs based on specific eligibility criteria.
Medicaid Provider Agreement shall mean an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.
Medicaid Regulations shall mean, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) with respect to Medicaid and any statutes succeeding thereto, (b) all applicable provisions of all federal rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of Law of Official Bodies promulgated pursuant to or in connection with the statutes described in clause (a), (c) all state statutes and plans for medical assistance enacted in connection with such statutes and provisions described in clauses (a) and (b), and (d) all applicable provisions of all other guidelines having the force of Law of all Official Bodies promulgated pursuant to or in connection with the statutes described in clause (c) and all state administrative, reimbursement and other guidelines of all Official Bodies having the force of Law promulgated pursuant to or in connection with the statutes described in clause (b), in each case as may be amended, supplemented or otherwise modified from time to time.
Medical Reimbursement Programs shall mean the Medicare, Medicaid and TRICARE programs and any other healthcare program operated by or financed in whole or in party by any foreign, domestic, federal, state, local or provincial government and any other non-government funded third party payor programs.
Medicare shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.
Medicare Provider Agreement shall mean an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agreed to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

Medicare Regulations shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) with respect to the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of Law of all Official Bodies (including, without limitation, HHS, CMS, the OIG or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of Law, as each may be amended, supplemented or otherwise modified from time to time.
Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Moody's shall mean Moody's Investors Service, Inc. and any successor thereto.
Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which a Loan Party or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
Net Cash Proceeds shall mean the after-tax proceeds of any applicable occurrence, as estimated reasonably and in good faith by the Borrowers, after deduction for permitted repayments of related Indebtedness, closing fees and commissions, and cash reserves for purchase price adjustments.
Netherlands Borrower shall mean any Borrower incorporated or otherwise organized under the laws of the Netherlands.
New Zealand Borrower shall mean any Borrower incorporated or otherwise organized under the laws of New Zealand.
Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.
Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans.

Obligation shall mean any obligation or liability of any of the Loan Parties and their respective Subsidiaries, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates provided for under such Loan Documents, (ii) any Lender Provided Interest Rate/Currency Hedge and (iii) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
OIG shall mean the Office of Inspector General of HHS and any successor thereof.
OIG Investigation shall mean the investigation initiated pursuant to a subpoena received by the Company in 2006 from the U.S. Department of Justice seeking documents relating to three (3) long-standing and well-known promotional and rebate programs maintained by the Company and its Subsidiaries.
Optional Currency shall mean (i) the following lawful currencies: Canadian dollars, British pounds sterling, the Euro, Australian dollars, New Zealand dollars, Swedish kroner, Norwegian kroner, Danish kroner and Swiss francs, and (ii) any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.6.5 [Requests for Additional Optional Currencies]. Subject to Section 2.6.4 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.
Optional Currency Sublimit shall mean (a) with respect to each Optional Currency, the Dollar Equivalent in such Optional Currency of $50,000,000 and (b) with respect to all Optional Currencies, the Dollar Equivalent in all Optional Currencies of $50,000,000, provided, the aggregate amount of all Optional Currency Sublimits shall not at any time exceed the amount of the Revolving Credit Commitment.
Original Currency shall have the meaning specified in Section 5.13.1 [Currency Conversion Procedures for Judgments].
OSHA shall have the meaning specified in Section 6.1.18 [Other Regulatory Protection].
Other Currency shall have the meaning specified in Section 5.13.1 [Currency Conversion Procedures for Judgments].
Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties or their respective Subsidiaries: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.
Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.
Participant has the meaning specified in Section 11.8.4 [Participations].
Participation Advance shall have the meaning specified in Section 2.5.3.3.
Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement dated as of the Initial Closing Date executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.
Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.
Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pension Plan shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
Permitted Acquisition shall mean a purchase or other acquisition by the Company or one of its wholly-owned Subsidiaries of all of the Equity Interests in, or all or substantially all of the property of, or any division of, any Person that, upon the consummation thereof, will be wholly-owned directly by the

Company or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation) where such purchase or other acquisition shall meet the following requirements:
(i)the board of directors or other equivalent governing body of the target of such purchase or acquisition shall have approved the Permitted Acquisition (to the extent such approval is required) and in any event such purchase or acquisition is duly authorized;

(ii)the target of such purchase or other acquisition is in the same lines of business as, or lines of business substantially related or incidental to the principal business of, the Company;

(iii)any Subsidiary created or acquired in connection with such Permitted Acquisition complies with the requirements of Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures];

(iv)the total cash and non-cash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and non-cash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], shall not exceed, if the Consolidated Leverage Ratio is greater than or equal to 3.00:1.00 after giving effect to such purchase or acquisition on a Pro Forma Basis, $50,000,000 for any individual acquisition or in the aggregate in any fiscal year;

(v)immediately before and after giving effect to such purchase or acquisition on a Pro Forma Basis, (a) no Event of Default shall have occurred and be continuing, and (b) the Company and its Subsidiaries shall be in compliance on a Pro Forma Basis with the financial covenants set forth in this Agreement based on the most recently delivered Compliance Certificate; and

(vi)the Company shall have delivered to the Administrative Agent at least five (5) Business Days prior to the date on which any such proposed purchase or other acquisition involving total cash and non-cash consideration in excess of $25,000,000 is to be consummated, a certificate of an Authorized Officer, in form and substance satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied prior to the consummation of such purchase or other acquisition.

Permitted Investments shall mean:
(i)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)    commercial paper maturing in 180 days or less rated not lower than A-2, by Standard & Poor's or P-2 by Moody's Investors Service, Inc. on the date of acquisition;
(iii)    demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;
(iv)    money market or mutual funds whose investments are limited to those types of investments described in clauses (i)‑(iii) above; and
(v)    investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.
Permitted Liens shall mean:
(i)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)    Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;
(iii)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not due and payable or in default;
(iv)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business and earnest money deposits to secure obligations under purchase agreements;
(v)    Leases, subleases, licenses and sublicenses granted to others in the ordinary course of business and encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate/Currency Hedges and Other Lender Provided Financial Services Obligations);
(vii)    Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital leases permitted in Section 8.2.1 [Indebtedness] securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P) and extensions and renewals thereof, provided that the principal amount secured thereby complies with Section 8.2.1 [Indebtedness], and no additional assets become subject to such Lien;
(ix)    Purchase Money Security Interests which do not at any time encumber any property other than the property financed by the related Indebtedness and where the Indebtedness secured thereby does not exceed the cost of the property subject to such Purchase Money Security Interest, and Capitalized Leases; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and Capitalized Leases, together with loans secured by Liens permitted under clause (xiv) below, does not exceed $15,000,000;
(x)    The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
(1)    Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
(3)    Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
(4)    Liens resulting from final judgments or orders which do not constitute Events of Default under Section 9.1.6 [Final Judgments or Orders];
(xi)    statutory, common law, civil law or similar ordinary course Liens of vendors and financial institutions in foreign jurisdictions;
(xii)    Liens granted by the Insurance Subsidiary to the extent required by applicable Law;
(xiii)    Liens granted to each of the trustees under the operative documents governing the 2027 Convertible Notes on money and property received and held by each such trustee from the Company as regularly scheduled payments thereunder in accordance with the terms of such documents as in effect on the date hereof;
(xiv)    other Liens on assets of Subsidiaries which are not Loan Parties securing Indebtedness permitted to be incurred hereunder, together with loans and deferred payments secured by

Purchase Money Security Interests and Capitalized Leases permitted under clause (ix) above, in an aggregate principal amount not to exceed $15,000,000;
(xv)    Liens created and maintained in the ordinary course of business which are not material in the aggregate, which would not result in a Material Adverse Change and which:
(1)    Constitute a right of title retention in connection with the acquisition of goods in the ordinary course of business on the supplier's usual term of sale where there is no default in connection with the relevant acquisition;
(2)    Constitute a right of retention of a debtor of such Person with respect to goods of such Person held by such debtor and in connection with such Person has not paid its obligations owing to such debtor;
(3)    Constitute Liens over stock-in-trade to secure the purchase price of such stock-in-trade in the ordinary course of business;
(4)    Constitute a statutory right of set-off or unregistered statutory inchoate Lien;
(5)    Constitute rights reserved to or vested in Official Bodies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits to require annual or other periodic payments as a condition of the continuance thereof;
(6)    Constitute securities to public utilities or to any municipalities or other Governmental Authorities when required by the utility, municipality or Official Body or other public authority in connection with the supply of services or utilities to a Loan Party or any Subsidiary thereof;
(7)    Consist of royalties payable with respect to any asset or property of any Loan Party or any Subsidiary thereof existing as of the Initial Closing Date; and
(8)    Liens for customs and revenue authorities in the ordinary course of business.
Permitted Non-Qualifying Lender shall mean, as determined with respect to Swiss Borrowers, any bank, financial institution, trust, fund or other entity that is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, that:
(a)    is not a Qualifying Bank; and

(b)	by its accession to this Agreement as an additional Lender does not increase the number of Lenders that are not Qualifying Banks under this Agreement to a number that is greater than 10;
and which has not ceased to be a Lender or ceased to have any interest in any rights of a Lender hereunder, e.g. through a participation and/or a subparticipation.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan shall mean an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
Pledge Agreement shall mean the Pledge Agreement dated as of the Initial Closing Date executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.
PNC shall mean PNC Bank, National Association, its successors and assigns.
Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
Pricing Grid shall mean the pricing grid, with pricing expressed in basis points, set forth below and subject to the limitations and conditions set forth below:

Tier	Consolidated Leverage Ratio	Commitment Fee (basis points)	Letter of Credit Fee (basis points)	Revolving Credit Base Rate Spread (basis points)	Revolving Credit Euro-Rate Spread (basis points)
VI	Greater than 3.50 to 1.00	50.0	275	175	275
V	Greater than or equal to 2.75 to 1.00 but less than or equal to 3.50 to 1.00	40.0	250	150	250
IV	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	35.0	225	125	225
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	30.0	200	100	200
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	25.0	175	75	175
I	Less than 1.00 to 1.00	20.0	150	50	150

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
(a)    On the Closing Date, the pricing set forth for Tier IV shall apply. Thereafter, the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Company]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of the Company], then the rates in Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company and its Subsidiaries or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.5 [Letter of Credit Subfacility] or Section 4.3 [Interest During Event of Default] or Section 9 [Default]. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
Prior Credit Agreement shall have the meaning given to such term in the first recital clause set forth above.
Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.

Professional Market Party . shall have the meaning given in the Dutch Act on Financial Supervision (Wet op het financieel toezicht) and any regulation promulgated thereunder as amended or replaced from time to time, which term extends, inter alia, to Persons qualifying as a licensed bank thereunder, as well as (in relation to the Netherlands Borrower or Persons located in or organized under the laws of the Netherlands) any Person from which funds are borrowed in an initial amount of at least the Dollar Equivalent of EUR 50,000.
Pro Forma Basis shall mean, for purposes of calculating the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio, that any Permitted Acquisition, any repurchase or redemption pursuant to clause (c) of Section 8.2.5 [Dividends and Related Distributions], or any redemption of the 2027 Convertible Notes pursuant to clause (ii) of Section 8.2.18 [Covenants as to Certain Indebtedness] shall be deemed to have occurred as of the first day of the most recent four (4) fiscal quarter period preceding the date of such transaction for which the Company has delivered financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [ Annual Financial Statements]. In connection with the foregoing, with respect to any Permitted Acquisition (i) income statement items (whether positive or negative) and items on the statement of cash flow attributable to the Person or assets acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items and items on the statement of cash flow for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 [Certain Definitions] and (B) such items are supported by audited financial statements (if available) or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Company or any Subsidiary (including the Person or assets acquired) in connection with such transaction and any Indebtedness of the Person or assets acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.
Proposed Reorganization shall mean the proposed reorganization of the Company's European holding company structure which will result in a change from the current structure to the proposed structure as shown on Exhibit 1.1(P)(2), in accordance with Sections 8.1.13 [Proposed Reorganization], 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and 8.2.7 [Dispositions of Assets or Subsidiaries].
Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).
Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.
Qualifying Bank shall mean, with respect to Swiss Borrowers, any Person which is recognized as a bank by the banking laws in force in its country of incorporation, or if acting through a branch by the banking laws in force in the country of that branch, and which exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and the authority of decision-making and has a genuine banking activity, in each case as per the Guidelines.
Ratable Share shall mean the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.
Reaffirmation shall mean the Reaffirmation of Loan Documents dated as of the Closing Date executed and delivered by the Loan Parties to the Administrative Agent for the benefit of the Lenders.
Receivables Subsidiary shall mean any entity established for the sole purpose of engaging in asset securitizations.
Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste" or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.
Reference Currency shall have the meaning specified in the definition of Equivalent Amount.
Reimbursement Obligation shall have the meaning specified in Section 2.5.3 [Disbursements, Reimbursement].
Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
Relevant Interbank Market shall mean in relation to Euro, the European Interbank Market, in relation to the Canadian dollar, the CDOR Market, in relation to any other currency available in such market, the London interbank market, and in relation to any currency not available in the London interbank market, such other relevant market in which such currency is available.
Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign) now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors, or foreign jurisdiction equivalent of any of the foregoing.
Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of such Lenders (or, after termination of the Revolving Credit Commitments, the Dollar Equivalent amount of outstanding Revolving Credit Loans and Ratable Share of Dollar Equivalent Letter of Credit Obligations of the Lenders).
Required Share shall have the meaning specified in Section 5.11 [Settlement Date Procedures].
Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter reduced pursuant to Section 2.1.1.3 [Reduction of Revolving Credit Commitment] or Section 5.7 [Mandatory Prepayments and Related Commitment Reductions], assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.5.3 [Disbursements, Reimbursement].
Revolving Facility Usage shall mean at any time the Dollar Equivalent sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
Sale and Leaseback Transaction shall mean, with respect to the Company and its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
SEC shall mean the United States Securities and Exchange Commission.
Security Agreement shall mean the Security Agreement dated as of the Initial Closing Date executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.11 [Settlement Date Procedures].
Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].
Subordinated Debt shall mean (a) the 2027 Convertible Notes, (b) subordinated Indebtedness of any Loan Party evidenced by a Subordinated Seller Note and (c) any other Indebtedness incurred by any Loan Party which by its terms is specifically subordinated in right of payment to the prior payment of any or all of the Obligations.

Subordinated Seller Note shall mean a promissory note issued by any Loan Party to the applicable seller as part of the consideration paid by any Loan Party to such seller in connection with a Permitted Acquisition.
Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii)  which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate/Currency Hedge.
Swing Loan Commitment shall mean each Swing Loan Lender's commitment to make Swing Loans in Dollars or Optional Currencies to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to the Dollar Equivalent of the Swing Loan Sublimit. Swing Loan Commitments shall mean the aggregate Swing Loan Commitments of all Swing Loan Lenders. The Swing Loan Commitments shall not at any time exceed the Revolving Credit Commitments. Although PNC's Swing Loan Commitment with respect to Swing Loans in Dollars shall be equal to the amount of the Swing Loan Sublimit as of the Closing Date, such Swing Loan Commitment of PNC shall be automatically reduced from time to time after the Closing Date by the amount of any additional Swing Loan Commitment of any other Swing Loan Lender with respect to Swing Loans in Optional Currencies, so that the aggregate amount of Swing Loan Commitments at all times complies with the limitations set forth herein.
Swing Loan Sublimit shall mean $10,000,000.
Swing Loan Lender shall mean PNC, in its individual capacity as Lender of Swing Loans in Dollars, or PNC or any other Lender, in its individual capacity as Lender of Swing Loans in Optional Currencies pursuant to Section 2.1.2 [Swing Loan Commitment], and Swing Loan Lenders shall mean all of the Swing Loan Lenders.
Swing Loan Note shall mean the Swing Loan Note of the Borrowers to PNC in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans in Dollars or any other Swing Loan Note to PNC or any other Swing Loan Lender substantially in the form of Exhibit 1.1(N)(2) (or another form approved by the Borrowers and Administrative Agent) evidencing the Swing Loans in Optional Currencies, together in each case with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part, and Swing Loan Notes shall mean all of such Swing Loan Notes.

Swing Loan Request shall mean a request for a Swing Loan made in accordance with Section 2.3.2 [Swing Loan Requests] hereof.
Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by the Swing Loan Lenders to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
Swiss Bank Rules shall mean together the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.
Swiss Borrowers shall mean all Borrowers incorporated or otherwise organized under the laws of Switzerland, each of which shall be individually referred to herein as a Swiss Borrower.
Swiss Federal Tax Administration means the Swiss federal tax administration referred to in Article 34 of the Swiss Withholding Tax Act.
Swiss Ten Non-Bank Rule shall mean the rule that the aggregate number of Lenders and Participants in respect of Loans to any Swiss Borrower pursuant to this Agreement that are not Qualifying Banks must not at any time exceed ten, all in accordance with the Guidelines.
Swiss Tranche shall mean that portion of a Loan which can be used by a Swiss Borrower under this Agreement.
Swiss Twenty Non-Bank Rule shall mean the rule that the aggregate number of lenders (including the Lenders), other than Qualifying Banks, of any Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement, facilities or private placements and intragroup loans, if and to the extent intragroup loans are not exempt in accordance with the ordinance of the Swiss Federal Council of June 18, 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of August 1, 2010) must not at any time exceed twenty, all in accordance with the Guidelines.
Synthetic Debt shall mean, with respect to any Person as of any fiscal quarter end date thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "Indebtedness" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
Synthetic Lease Obligation shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Relief Proceedings to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

TARGET2 shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.
TARGET Day shall mean any day on which TARGET2 is open for the settlement of payment in Euro.
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
TRICARE shall mean the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Extra and TRICARE Standard, and any successor to or predecessor thereof.
UCP shall have the meaning specified in Section 11.11.1 [Governing Law].
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Vendor Financing shall mean the sale in the ordinary course of business by the Company or any of its Subsidiaries to De Lage Landen Financial Services, Inc. or any other Person that is not an Affiliate of the Company or any of its Subsidiaries of Customer Leases.
1.2    Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.
1.3    Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Company's and its Subsidiaries' financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding any other provision of this Agreement, financial statements of businesses acquired in Permitted Acquisitions directly or indirectly by a Loan Party or Subsidiary shall not be required to comply with GAAP for periods prior to the date of consummation of such Permitted Acquisition.
2. REVOLVING CREDIT AND SWING LOAN FACILITIES
2.1    Revolving Credit and Swing Loan Commitments.

2.1.1    Revolving Credit Commitment.

2.1.1.1    Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender holding any Revolving Credit Commitment severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date, provided that (i) after giving effect to each such Loan, the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, (ii) after giving effect to each such Loan, the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender to any Foreign Borrower shall not exceed such Lender's Ratable Share of any Foreign Borrower Sublimit, (iii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments, and (iv) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1. The Borrowers, jointly and severally, subject to Section 11.14 (if applicable), shall repay in full the outstanding principal amount of the Revolving Credit Loans, together with all accrued interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto on the Expiration Date or earlier termination of the Revolving Credit Commitments in connection with the terms hereof.

2.1.1.2    Reserved.

2.1.1.3    Reduction of Revolving Credit Commitment. The Borrowers shall have the right at any time after the Closing Date upon five (5) days' prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the

Revolving Credit Commitments, in a minimum amount of $5,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes (in accordance with Section 5.6 [Voluntary Prepayments]) (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.1.1.3 shall be irrevocable.

2.1.2    Swing Loan Commitment. Swing Loans Generally.

(i)    Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC, as a Swing Loan Lender may (unless it has received written notice of the existence of any Event of Default and so long as such shall continue to exist or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist), at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars and, subject to Section 2.1.2.2 below, PNC or any other Swing Loan Lender may (unless such Swing Loan Lender has received written notice of the existence of any Event of Default and so long as such shall continue to exist or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist), at its option, cancelable at any time for any reason whatsoever, make swing loans in Optional Currencies (collectively, all such Dollar and Optional Currency swing loans are referred to as the "Swing Loans"), to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal Dollar Equivalent amount up to but not in excess of the Swing Loan Sublimit, provided that after giving effect to each such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.

(ii)    Within the limits of time and amount set forth in this Section 2.1.2, and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

(iii)    Notwithstanding any other provision hereof, as a condition to the making of any optional Swing Loan, if any Lender is at such time a Defaulting Lender hereunder, PNC may require that satisfactory arrangements with the Borrowers or such Defaulting Lender be entered into to eliminate the Swing Loan Lenders' risk with respect to such Defaulting Lender (it being understood that PNC would consider the Borrowers or the Defaulting Lender providing cash collateral to the Administrative Agent, for the benefit of the Swing Loan Lenders, to secure the Defaulting Lender's Ratable Share of the Swing Loans, a satisfactory arrangement).

2.1.2.2    Swing Loans in Optional Currencies.

(i)    If the Borrowers wish to request a Swing Loan in an Optional Currency, the Borrowers shall so indicate in their Swing Loan Request delivered pursuant to Section 2.3.2 [Swing Loan Requests] below. If the request for a Swing Loan in an Optional Currency is an initial request as to which no Swing Loan Lender has yet agreed to enter into a Swing Loan Commitment, the applicable Swing Loan Request shall be delivered by Borrowers to the existing Swing Loan Lenders for their consideration, with a copy to the Administrative Agent. If the request relates to an existing Swing Loan Commitment in Optional Currencies of a particular Swing Loan Lender, it shall be delivered to the applicable Swing Loan Lender, with a copy to the Administrative Agent. In the case of an initial request for a Swing Loan in an Optional Currency as to which no Swing Loan Lender has provided a Swing Loan Commitment, if the existing Swing Loan Lenders do not agree to make such requested Swing Loan in an Optional Currency by providing a Swing Loan Commitment with respect thereto, then the Swing Loan Lenders shall so inform the Administrative Agent, which shall then submit such request to the other Lenders for their consideration. No Lender shall be obligated to provide such Swing Loan in an Optional Currency and the provision of any such Swing Loan in an Optional Currency by any Lender shall be in the sole discretion of such Lender. If any Lender agrees to make a Swing Loan in an Optional Currency by providing a Swing Loan Commitment with respect thereto, the Borrowers shall execute and deliver a Swing Loan Note to each such Swing Loan Lender in the maximum amount of such Swing Loan Lender's Swing Loan Commitment with respect to Swing Loans in Optional Currencies (or specified Optional Currencies, as the case may be), pursuant to Section 2.7.1 [Notes], and the applicable Swing Loan Lender's acceptance of such Swing Loan Note shall provide its Swing Loan Commitment. Swing Loans in Optional Currencies, if made, shall be made by existing Lenders, who shall by the making of such Swing Loans in Optional Currencies become Swing Loan Lenders hereunder.

(ii)    Swing Loans in Optional Currencies are subject to the following additional limitations: (a) Swing Loans of all Borrowers in Optional Currencies may not exceed the aggregate Dollar Equivalent principal amount of $10,000,000; (b) Swing Loans of any Foreign Borrower may not exceed an aggregate Dollar Equivalent principal amount equal to 20% of such Foreign Borrower's applicable Foreign Borrower Sublimit; (c) Swing Loans in Optional Currencies must comply with Section 2.6 [Utilization of Commitments in Optional Currencies], including without limitation the provision in Section 2.6.1 [Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans] that no Swing Loan may be requested if the aggregate amount of Revolving Credit Loans (including Swing Loans) in all Optional Currencies, taking into account such requested Swing Loan and all other Revolving Credit Loans (including Swing Loans) then outstanding in all Optional Currencies, would exceed the aggregate Optional Currency Sublimit applicable to all Optional Currencies; and (d) if an Event of Default exists, no Swing Loans in Optional Currencies may thereafter be requested and all outstanding Swing Loans in Optional Currencies shall be immediately converted to Revolving Credit Loans pursuant to Section 2.4.5 [Borrowings to Repay Swing Loans] if Revolving Credit Loans are then available or, if they are not, repaid in full by Borrowers.

2.2    Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.3 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Dollar Equivalent Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3    Revolving Credit Loan Requests; Swing Loan Requests.

2.3.1    Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option for Revolving Credit Loans in an Optional Currency; and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.3 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option; (ii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iii) the currency in which such Loans shall be funded if the Borrowers are electing the Euro-Rate Option; (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche; and (v) which Borrower is requesting the Revolving Credit Loan.

2.3.2    Swing Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC, as a Swing Loan Lender, to make Swing Loans in Dollars, or request PNC or any other Swing Loan Lender to make Swing Loans in Optional Currencies, by delivering to such Swing Loan Lender, with a copy to the Administrative Agent, not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.3.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent and Swing Loan Lenders may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.4    Making and Repaying Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent.

2.4.1    Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.3 [Revolving Credit Loan Requests; Swing Loan

Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the currency in which Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested Optional Currency (or in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in immediately available funds in Dollars or the requested Optional Currency (as applicable) at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds, in the applicable Optional Currency, to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.4.2 [Presumptions by the Administrative Agent].

2.4.2    Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, with respect to any payment in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.4.3    Making Swing Loans. So long as each Swing Loan Lender elects to make Swing Loans, such Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.3.2 [Swing Loan Requests] fund such Swing Loan to the Borrowers in Dollars or, if applicable, the relevant Optional Currency, and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date or, in the case of Swing Loans in Optional Currencies, prior to such date and time as has been agreed among the Administrative Agent, relevant Swing Loan Lender and the Borrowers.

2.4.4    Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.4.5    Borrowings to Repay Swing Loans. Each Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of its Swing Loans, and each

Lender shall make a Revolving Credit Loan in Dollars in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans of such Swing Loan Lender, plus, if such Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations (to the extent applicable, calculated using Dollar Equivalents). Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.3.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. Each Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.4.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.3.1 [Revolving Credit Loan Requests] are then satisfied) by the time such Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from such Swing Loan Lender.

2.4.6    Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.4.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.3.2 [Swing Loan Requests], PNC as a Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between the Company and such Swing Loan Lender relating to the Company's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Company's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Company's accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.4.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.3.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.4.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2. The Borrowers acknowledge and agree that each Borrower materially benefits from the arrangements made pursuant to Section 2.3 and the Cash Management Agreements, and each Borrower shall be jointly and severally liable, subject to Section 11.14 [Foreign Borrowers and Foreign Guarantors], for all Obligations, including without limitation, those arising from the operation of this Section.

2.4.7    Records of Swing Loans in Optional Currencies. Each Swing Loan Lender which agrees in its discretion hereunder to provide Swing Loans in Optional Currencies to the Borrowers shall provide the Administrative Agent with (i) written notice on the same Business Day of the advancing, repayment or prepayment of each such Swing Loan, specifying the amount so advanced, repaid or prepaid, (ii) immediately upon execution thereof, copies of each applicable Swing Loan Note, and (iii) promptly upon request, such other information as the Administrative Agent may request from time to time with respect to Swing Loans in Optional Currencies.

2.5    Letter of Credit Subfacility.

2.5.1    Issuance of Letters of Credit. The Borrowers may at any time prior to the Expiration Date request the issuance of a standby letter of credit or Commercial Letter of Credit (each a "Letter of Credit") which may be denominated in either Dollars or an Optional Currency on behalf of themselves, another Loan Party or another Subsidiary of the Company, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least two (2) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.4.6, the Issuing Lender or any of the Issuing Lender's Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Dollar Equivalent of Letter of Credit Obligations exceed, at any one time, $25,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrowers and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

Notwithstanding any other provision hereof, no Issuing Lender shall be required to issue any Letter of Credit, if any Lender is at such time a Defaulting Lender hereunder, unless such Issuing Lender has entered into satisfactory arrangements with the Borrowers or such Defaulting Lender to eliminate the Issuing Lender's risk with respect to such Defaulting Lender (it being understood that the Issuing Lender would consider the Borrowers or the Defaulting Lender providing cash collateral to the Administrative Agent, for the benefit of the Issuing Lender, to secure the Defaulting Lender's Ratable Share of the Letter of Credit, a satisfactory arrangement).

2.5.2 Letter of Credit Fees. The Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to .125% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the Dollar Equivalent daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.5.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a Dollar Equivalent amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.5.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender, in the same currency as paid, unless otherwise required by the Administrative Agent. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made in an Equivalent Amount of such Reimbursement Obligations by the Lenders in Dollars under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. The Borrowers' failure to reimburse the Issuing Lender pursuant to the foregoing sentence shall not constitute an Event of Default so long as the amount of the unutilized portion of the Revolving Credit Commitment is sufficient to reimburse the Issuing Lender and the other conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements are satisfied. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.5.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.5.3.2    Each Lender shall upon any notice pursuant to Section 2.5.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.5.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.5.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such Drawing Date shall not relieve such Lender from its obligation under this Section 2.5.3.2.

2.5.3.3    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.5.3.1, because of the Borrowers' failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in Dollars in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.5.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.5.3.

2.5.4    Repayment of Participation Advances.

2.5.4.1    Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.5.4.2    If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.5.5    Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.5.6    Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.5.7    Nature of Participation and Reimbursement Obligations. Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.5.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.5.7 under all circumstances, including the following circumstances:

(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)    the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], Section 2.3 [Revolving Credit Loan Requests; Swing Loan Requests], Section 2.4 [Making Revolving Credit Loans and Swing Loans; Etc.] or Section 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.5.3 [Disbursements, Reimbursement];

(iii)    any lack of validity or enforceability of any Letter of Credit;

(iv)    any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)    payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)    any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)    any breach of this Agreement or any other Loan Document by any party thereto;

(xi)    the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.5.8    Indemnity. Each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.5.9    Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.
2.5.10    Issuing Lender Reporting Requirements. Any Issuing Lender other than PNC shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party (if applicable), the original face amount (if any) and the expiration date of any Letter of Credit of such Lender outstanding at any time during the preceding month, and any other information relating to such Letters of Credit that the Administrative Agent may request.

2.5.11    Cash Collateral. Upon the request of Administrative Agent, (i) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing which has not been repaid by the Borrowers in accordance with Section 2.5.3.3 [Disbursements, Reimbursement], or (ii) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrowers shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. Each Borrower hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.

2.6    Utilization of Commitments in Optional Currencies.

2.6.1    Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans and Letters of Credit Outstanding; Repayment in Same Currency. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) proposed Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period and, in the case of Swing Loans, as and when the Administrative Agent determines such computation is necessary (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a "Computation Date"). Unless otherwise provided in this Agreement, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.

2.6.2    Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans. The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if any Lender notifies the Administrative Agent by 5:00 p.m. four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Revolving Credit Ratable Share of such Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrowers under their Loan Request. The Lenders shall also be under no obligation to make the Revolving Credit Loans requested by the Borrowers to be denominated in an Optional Currency if the aggregate amount of Revolving Credit Loans (i) in such Optional Currency, taking into account such requested Revolving Credit Loans and all other Revolving Credit Loans then outstanding in such Optional Currency, would exceed the individual Optional Currency Sublimit applicable to such requested Optional Currency, or (ii) in all Optional Currencies, taking into account such requested Revolving Credit Loans and all other Revolving Credit Loans then outstanding in all Optional Currencies, would exceed the aggregate Optional Currency Sublimit applicable to all Optional Currencies.

2.6.3    Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option. If the Borrowers deliver a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the Company's option on behalf of the Borrowers (subject, in the case of the Euro-Rate Option, to compliance with Section 2.4 [Making Revolving Credit Loans, Etc.] and Section 4.1 [Interest Rate Options]), with effect from the last day of the Interest Period with respect to any such Loans. The Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender's Revolving Credit Ratable Share thereof.

2.6.4    European Monetary Union.

2.6.4.1    Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead by payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

2.6.4.2    Additional Compensation Under Certain Circumstances. The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.6.5 Requests for Additional Optional Currencies. The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers' request.

2.7    Provisions Applicable to All Loans.

2.7.1    Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to them by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and Swing Loan Notes dated as of the Closing Date (or, if later, the date such Lender becomes a Lender or Swing Loan Lender, as the case may be, hereunder in accordance with this Agreement), payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender. Upon request to the Administrative Agent made prior to the Closing Date (or, if later, the date such Lender becomes a Lender or a Swing Loan Lender, as the case may be, hereunder in accordance with this Agreement), any Lender may elect to evidence the aggregate unpaid principal amount of all Revolving Credit Loans and Swing Loans made by it through the maintenance in the ordinary course of business of accounts or records, which accounts or records shall be available to the Administrative Agent to review promptly upon request, in lieu of receipt of original Notes. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent with respect to such matters, the accounts and records of the Administrative Agent shall control absent manifest error.

2.7.2    Use of Proceeds. The proceeds of Revolving Credit Loans shall be used for financing working capital, permitted capital expenditures, Permitted Acquisitions, the redemption, purchase or repurchase of 2027 Convertible Notes and general corporate purposes (including the payment of fees and expenses related to foregoing permitted purposes), subject to any limitations set forth herein.

2.7.3    Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay in Dollars to the Administrative Agent for the account of each Lender, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the average daily difference between the amount of (i) such Lender's Revolving Credit Commitment and (ii) such Lender's Ratable Share of the Revolving Facility Usage (except that for purposes of this computation, each Swing Loan Lender's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment and not under the Revolving Credit Commitments of the other Lenders); provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.7.4    Joint and Several Obligations. Subject to any limitations expressly set forth in Section 11.14 [Foreign Borrowers and Guarantors] with respect to Foreign Borrowers and in any Guaranty Agreement of any Foreign Guarantor with respect to Foreign Guarantors, all Obligations of the Borrowers and the Guarantors are joint and several.

3. RESERVED

4. INTEREST RATES

4.1    Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default exists and is continuing, the Borrowers may not request, convert to, or renew the Euro-Rate Option for any Loans and all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted as their Interest Periods expire to the Base Rate Option. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.

4.1.1    Revolving Credit Interest Rate Options; Swing Line Interest Rate. Subject to Section 4.3 [Interest During Event of Default], the Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans except that no Loan to which a Base Rate shall apply may be made in an Optional Currency:

(i)    Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)    Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin; provided, however, that in the case of a Revolving Credit Loan which is denominated in Canadian dollars, British pounds sterling, Australian dollars and New Zealand dollars, such rate per annum shall be calculated on the basis of a 365 day year.

(iii)    Swing Loans: Swing Loans shall bear interest at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily Euro-Rate plus the Applicable Margin with respect to Loans bearing interest at the Euro-Rate Option; provided, however, that Swing Loans in Optional Currencies may, if necessary, bear interest based on an alternative daily floating rate of interest agreed among the applicable Swing Loan Lenders and Borrowers.

4.1.2    Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2    Interest Periods. At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Administrative Agent thereof at least four (4) Business Days prior to the effective date of such Interest Rate Option, with respect to a Loan in an Optional Currency, and, in all other cases, three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

4.2.1    Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and

4.2.2    Renewals. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3    Interest During Event of Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent (or as directed by the Required Lenders in their discretion) effective following notice to the Borrowers:

4.3.1    Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.5.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased either: (i) in the case of Letter of Credit Fees, if so directed by the Required Lenders, by 2.00% per annum; or (ii) in the case of each Loan, by an amount equal to the sum of (a) the excess, if any, of (x) the highest Applicable Margin set forth in Schedule 1.1(A) [Pricing Grid] with respect to Loans accruing interest based on the Base Rate Option, over (y) the existing Applicable Margin for such Loan, expressed as a percentage per annum, plus (b) if so directed by the Required Lenders, 2.00% per annum;

4.3.2    Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.00% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

4.3.3    Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

4.4    Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1    Unascertainable. If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)    adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market or the CDOR Market, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

4.4.2    Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i)    the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)    such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)    after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

4.4.3    Administrative Agent's and Lender's Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Euro-Rate Option or select on Optional Currency (as applicable) shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrower's indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary

Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5    Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

4.6    Interest Act (Canada) Disclosure. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year or any other period less than a full year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or the number of days in such other period, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

4.7    Canadian Usury Provision. If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)    first, by reducing the amount or rate of interest; and

(ii)    thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

4.8    Minimum Interest Clause for Swiss Borrowers. The rates of interest provided for in this Agreement, insofar as they relate to the Swiss Tranche, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable by Swiss Borrowers at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax.

Notwithstanding that the parties hereto do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, such parties agree that, in the event that (a) Swiss Withholding Tax is imposed on interest payments by any Swiss Borrower and (b) such Swiss Borrower is unable, solely by reason of the Swiss Withholding Tax Act, to comply with Section 5.9.1 [Payments Free of Taxes], then

(i)    the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment as provided for in Section 4.1 [Interest Rate Options] divided by (B) 1 minus the rate at which the relevant Tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

(ii)    the Swiss Borrower shall (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above, (B) make the Tax deduction on the interest so recalculated and (C) all references to a rate of interest under the Agreement shall be construed accordingly.

To the extent that interest payable by a Swiss Borrower under this Agreement becomes subject to Swiss Withholding Tax, at the Borrowers' expense, the Parties shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the specific Swiss Borrower to obtain the tax ruling from Swiss Federal Tax Administration.

All the other provisions of Section 5.9 [Taxes] shall otherwise apply except for the gross-up requirement provided for under Section 5.9.1 [Payments Free of Taxes].

5. PAYMENTS

5.1    Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lenders with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in Dollars (unless otherwise provided herein) and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

5.2    Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to, or renewal of, any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee and the Issuing Lender's fronting fee) or amounts due from the Borrowers hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Etc.], Section 5.6.2 [Replacement of a Lender] or Section 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due or payable to such Lenders as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts due from the Borrowers solely with respect to Swing Loans shall be made by or to the Swing Loan Lenders according to Section 2.4.5 [Borrowings to Repay Swing Loans].

5.3    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Any Lender that fails at any time to comply with the provisions of this Section 5.3 shall be deemed a Defaulting Lender until such time as it performs its obligations hereunder and is not otherwise a

Defaulting Lender for any other reason. A Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of or relating to outstanding Loans, Letters of Credit, interest, fees or otherwise, to the remaining non-defaulting Lenders for application to, and reduction of, their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. The Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the non-defaulting Lenders in proportion to their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties to which such Lenders are entitled. A Defaulting Lender shall be deemed to have satisfied the provisions of this Section 5.3 when and if, as a result of application of the assigned payments to all outstanding Loans and other unpaid Obligations of any of the Loan Parties to the non-defaulting Lenders, the Lenders' respective Ratable Share of all outstanding Loans and unpaid Obligations have returned to those in effect immediately prior to such violation of this Section 5.3.
5.4    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5    Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments and Related Commitment Reductions] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6    Voluntary Prepayments.

5.6.1    Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Administrative Agent by 12:00 p.m. on the date of prepayment of the Revolving Credit Loans, and at least four (4) Business Days prior to the date of prepayment of any Loans in an Optional Currency, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(x)    a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;
(y)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Euro-Rate Option applies; and
(z)    the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or $500,000 for any Revolving Credit Loan or (ii) $100,000 for any Swing Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, and then to Loans to which the Euro-Rate Option applies which are not in Optional Currencies, and then to Loans in Optional Currencies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made, unless otherwise directed by the Administrative Agent. Revolving Credit Loan prepayments shall not result in a reduction of the Revolving Credit Commitments unless the Borrowers have so elected pursuant to Section 2.1.1.3 [Reduction in Revolving Credit Commitments], or as may otherwise be provided in this Agreement.
5.6.2    Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [Euro-Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)    such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.7    Mandatory Prepayments and Related Commitment Reductions.

5.7.1    Sale of Assets. Within five (5) Business Days of any sale of assets by any Loan Party or any of its Subsidiaries (other than an Excluded Subsidiary) authorized by clause (viii) of Section 8.2.7 [Dispositions of Assets or Subsidiaries] resulting in Net Cash Proceeds in excess of $15,000,000 in the aggregate in any fiscal year or any other sale of assets not permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries], if the proceeds are not intended by such Loan Party to be used within 270 days for the purchase of replacement of assets (or on such 270th day if the Loan Parties intended to use such proceeds for such replacement but fail to do so within such 270-day period), the Borrowers shall prepay an aggregate principal amount of Loans (or Dollar Equivalent thereof, as applicable) equal to 100% of the Net Cash Proceeds of such sale immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth below in this Section 5.7); provided that at any time the Consolidated Leverage Ratio, as of the fiscal quarter most recently ended prior to such sale for which a Compliance Certificate has been delivered pursuant to Section 8.3.3 [Certificate of the Company], is equal to or less than 2.25 to 1.00 and no Event of Default exists, then such prepayment otherwise required as the result of a sale of assets authorized by Section 8.2.7(viii) shall not be required.

5.7.2    Debt Issuances. Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries (other than an Excluded Subsidiary) of any Indebtedness in excess of $15,000,000 in the aggregate in any fiscal year authorized by Section 8.2.1(x) or any other incurrence or issuance of Indebtedness by any Loan Party or any of its Subsidiaries not permitted to be incurred or issued in accordance with Section 8.2.1 [Indebtedness], the Borrowers shall prepay an aggregate principal amount of Loans (or Dollar Equivalent thereof, as applicable) equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth below in this Section 5.7); provided that if the Consolidated Leverage Ratio, as of the fiscal quarter most recently ended prior to such issuance for which a Compliance Certificate has been delivered pursuant to Section 8.3.3 [Certificate of the Company], is equal to or less than 2.25 to 1.00 and no Event of Default exists, then such prepayment otherwise required as the result of the incurrence or issuance of any Indebtedness authorized by Section 8.2.1(x) shall not be required.

5.7.3    Equity Issuances. Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests (other than sales or issuances expressly permitted to be consummated in accordance with Section 8.2.12 [Issuance of Stock]), the Borrowers shall prepay an aggregate principal amount of Loans (or Dollar Equivalent thereof, as applicable) equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth below in this Section 5.7); provided that if the Consolidated Leverage Ratio, as of the fiscal quarter most recently ended prior to such issuance for which a Compliance Certificate has been delivered pursuant to Section 8.3.3 [Certificate of the Company], is equal to or less than 2.25 to 1.00 and no Event of Default exists, then such prepayment shall not be required.

5.7.4    Material Recovery Events. Upon the receipt of proceeds of any Material Recovery Event by or paid to or for the account of any Loan Party or any Subsidiary of a Loan Party, not otherwise described in a preceding section of this Section 5.7, if the recovered proceeds are not intended by such Loan Party to be used within 270 days for the repair, replacement or restoration of damaged property or in the case of a Material Recovery Event consisting of a tax refund, to pay taxes (or on such 270th day if the Borrowers intended to use such proceeds for such repair, replacement, restoration or payment of taxes but fail to so use all such proceeds within such 270-day period), the Borrowers shall prepay an aggregate principal amount of Loans (or Dollar Equivalent thereof, as applicable) equal to 100% of all Net Cash Proceeds (or such lesser amount as shall not have been used as permitted hereunder to repair, replace or restore damaged property or payment of taxes) received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth below in this Section 5.7); provided that if the Consolidated Leverage Ratio, as of the fiscal quarter most recently ended prior to such issuance for which a Compliance Certificate has been delivered pursuant to Section 8.3.3 [Certificate of the Company], is equal to or less than 2.25 to 1.00 and no Event of Default exists, then such prepayment shall not be required.

5.7.5    Currency Fluctuations. If on any Computation Date, the sum of the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments (or, in the case of Swing Loans, the sum of the Dollar Equivalent Swing Loans is greater than any of the limitations thereupon set forth in Section 2.1.2.2 [Swing Loans in Optional Currencies]) as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same. Subject to Section 2.4.5 [Borrowings to Repay Swing Loans] if applicable with respect to Swing Loans, the Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers' indemnity obligations contained in this Agreement, including, without limitation, under Section 5.8 [Increased Costs], Section 5.9 [Taxes] and Section 5.10 [Indemnity]) within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage no longer exceeds the aggregate Revolving Credit Commitments (or, in the case of Swing Loans, such other limitations thereupon set forth in Section 2.1.2.2 [Swing Loans in Optional Currencies]).

5.7.6    Application of Payments.

5.7.6.1    Application Among Interest Rates and Currencies. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the applicable Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro-Rate Option and then to Loans of Optional Currencies subject to the Euro-Rate Option, and the Borrowers will be subject to the indemnity obligation set forth in Section 5.8 [Increased Costs] and Section 5.9 [Taxes]. In accordance with Section 5.10 [Indemnity], each Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

5.7.6.2    Application of Prepayments. All prepayments pursuant to this Section 5.7 shall be applied to reduce the Revolving Credit Loans (without a permanent corresponding Revolving Credit Commitment reduction unless otherwise provided in this Agreement).

5.7.6.3    No Deemed Cure. The payment of any mandatory prepayment as required by this Section 5.7 shall not be deemed to cure any Event of Default caused under another provision of this Agreement by the same occurrence which gave rise to the mandatory prepayment obligation under this Section 5.7.

5.8    Increased Costs.

5.8.1    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Euro-Rate) or the Issuing Lender;

(ii)    subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the Euro-Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii)    impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the Euro-Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the Euro-Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the

Issuing Lender, the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
5.8.2    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

5.8.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 5.8.1 [Increased Costs Generally] or Section 5.8.2 [Capital Requirements] and in reasonable detail the calculations necessary to determine such amount or amounts and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six(6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9    Taxes.

5.9.1    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Administrative Agent, Lender or Issuing Lender, as the case may be, receives a net payment equal to the amount it would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions and withholdings and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law. For the avoidance of doubt, Borrowers' obligations hereunder shall apply regardless of whether the Indemnified Taxes or other Taxes are an obligation of any Borrower or of any Lender. Each Foreign Borrower undertakes to provide the Administrative Agent, promptly upon request, with such documents as may be reasonably necessary under any Law or treaty for the availability of any relief from the a foreign jurisdiction withholding or other applicable tax.

Each Lender participating in any Loan to a Swiss Borrower represents and warrants as at the date of this Agreement that it is a Qualifying Bank or, if participating in any Loan as a Permitted Non-Qualifying Lender, that any information given by it to all Swiss Borrowers to determine whether they would constitute one (1) person only for the purposes of the Swiss Bank Rules is accurate in all material respects and each Lender becoming a Lender by assignment or transfer under Section 11.8.2 [Assignments by Lenders] shall represent and warrant as at the effective date of such assignment or transfer that it is a Qualifying Bank by delivery of its Assignment and Assumption Agreement or, if it is a Permitted Non-Qualifying Lender, that any information given by it to the Swiss Borrowers to determine compliance with the Swiss Bank Rules is accurate in all material respects.
5.9.2    Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 5.9.1 [Payments Free of Taxes] above, the Borrowers shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.9.3    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

5.9.4    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to an Official Body, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.5    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which each Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the

Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of a such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

If the Administrative Agent, any Lender or the Issuing Lender determines, in good faith and in its sole discretion, that it has received a refund of any taxes in respect of or calculated with reference to Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 5.9, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 5.9 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, such Lender or the Issuing Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.
Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)two (2) duly completed valid originals of IRS Form W-8ECI,

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two (2) duly completed valid originals of IRS Form W-8BEN,

(iv)any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(v)to the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Administrative Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

If a payment made to a Lender under this Agreement would not be subject (in whole or in part) to U.S. federal withholding tax imposed by FATCA if such Lender were to comply with the applicable reporting or disclosure requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and Administrative Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Company or Administrative Agent, such documentation or certifications prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation or certifications reasonably requested by the Company or Administrative Agent as may be necessary for the Company or Administrative Agent to comply with its obligations to withhold or report under FATCA, to determine that such Lender has complied with such Lender's obligations under FATCA, or to determine the amount (if any) to deduct and withhold from such payment.
5.9.6    Lender's Cooperation in Tax Matters. Promptly upon request by the Administrative Agent, at the Borrowers' expense, each of the Lenders agrees to cooperate in completing any procedural formalities necessary for any Loan Party to obtain authorization to make any payments under this Agreement without any deduction or withholding for or on account of taxes from a payment under a Loan Document. Each of the Lenders further agrees to provide such information as any Swiss Borrower may reasonably request from time to time to determine such Swiss Borrower's compliance with Swiss Bank Rules.
Within thirty (30) days after request by any Lender that holds a passport under the HMRC DT Treaty Passport scheme and which wishes that scheme to apply to this Agreement, Invacare Limited shall file a duly completed form DTTP‑2 in respect of such Lender, with HM Revenue and Customs and shall promptly provide Lender with a copy of that filing.
5.10    Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including any reasonably calculated loss of any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any

(i)    payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii)    attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.3 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii)    default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
5.11    Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lenders may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any dates scheduled for mandatory prepayments hereunder, and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

5.12    Interbank Market Presumption. For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Lender and Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the Relevant Interbank Market regardless of whether it did so or not; and, each Lender's and Administrative Agent's determination of amounts payable under, and actions required or authorized by, Section 5.8 [Increased Costs], Section 5.9 [Taxes] and Section 5.10 [Indemnity] shall be calculated, at each Lender's and Administrative Agent's option, as though each Lender and Administrative Agent funded each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

5.13    Judgment Currency.

5.13.1    Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.13.2    Indemnity in Certain Events. The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss. If the amount of the Original Currency so purchased is greater than the sum originally due to such Lender in the Original Currency, such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

5.14    Parallel Debt (Dutch Law Provisions).

5.14.1    Corresponding Obligations and relevant US Companies. In this Section 5.14, "Corresponding Obligations" means any obligation, present or future, to pay an amount to the Administrative Agent, the Lenders or any one or more of them, under the Loan Documents (other than the Parallel Debt (as defined below)). In this Section 5.14, "US Company" means each of Invacare Holdings LLC and Invacare International Corporation.

5.14.2    Parallel Debt. Each US Company irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount payable by it in respect of its Corresponding Obligations as they may exist from time to time. The payment undertaking of each US Company to the Administrative Agent under this clause is referred to as a "Parallel Debt". Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations.

5.14.3    Nature of Parallel Debt. Each Parallel Debt of an US Company:

(i)    will become due and payable upon the Administrative Agent's first demand, which may be made at any time on or after the date on which one or more of the Corresponding Obligations of that US Company become due and payable;

(ii)    constitutes an undertaking, obligation and liability of the relevant US Company to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations; and

(iii)    represents the Administrative Agent's own separate and independent claim to receive payment of that Parallel Debt from the relevant US Company, provided that the total amount which may become due under the Parallel Debt of such US Company under this Section 5.14 will never exceed the total amount which may become due under the Corresponding Obligations of such US Company.
5.14.4    Decrease of Corresponding Obligations / Parallel Debt. The total amount due by an US Company as the Parallel Debt under this Section 5.14 will be decreased to the extent that such US Company has paid any amount to the Administrative Agent, the Lenders or any one or more of them to reduce such US Company's outstanding Corresponding Obligations or the Administrative Agent, the Lenders or any one or more of them otherwise receive(s) any amount in payment of such Corresponding Obligations (other than by virtue of subparagraph (ii) below); and

(ii)    to the extent that an US Company has paid any amount to the Administrative Agent under the Parallel Debt or the Administrative Agent has otherwise received monies in payment of such Parallel Debt, the total amount due under the Corresponding Obligations will be decreased.

5.14.5    Creditor of the Parallel Debt. Any security rights governed by Dutch law granted under the Loan Documents to the Administrative Agent to secure the Parallel Debt are granted to the Administrative Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

6. REPRESENTATIONS AND WARRANTIES

6.1    Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company (or foreign jurisdictional equivalent) duly organized, validly existing and in good standing (or foreign jurisdictional equivalent) under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing (or foreign jurisdictional equivalent) in each jurisdiction where such licensing or qualification is required, except where the failure to so qualify will not result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters] and other regulatory protections that are addressed in Section 6.1.18 [Other Regulatory Protections]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and, with respect to real property interests, marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default exists or is continuing.

6.1.2    Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Company's Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary and (ii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) (collectively, the "Company Equity Interests"). Each of the Borrowers and each Subsidiary of the Borrowers has good title to all of the Company Equity Interests it purports to own, free and clear in each case of any Lien and all such Company Equity Interests been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Excluded Subsidiaries is a Material Subsidiary. The Loan Parties and the Excluded Subsidiaries represent all of the Subsidiaries of the Company.

6.1.3    Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, examinership, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of when such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

6.1.4    No Conflict; Material Contracts; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any Material Contract or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents and other Permitted Liens). There is no default under any Material Contract which constitutes a Material Adverse

Change, and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which constitutes a Material Adverse Change. Except as set forth in Schedule 6.1.4, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any material agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents. All consents set forth on Schedule 6.1.4 shall be obtained prior to the Closing Date.

6.1.5    Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate constitutes a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which constitutes a Material Adverse Change.

6.1.6    Financial Statements.

(i)    Historical Statements. The Company has delivered to the Administrative Agent a copy of Annual Report on Form 10-K for and as of the end of the fiscal year ended December 31, 2012. In addition, the Company has delivered to the Administrative Agent copies of its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (all such annual and interim statements being collectively referred to as the "Statements"). The Statements were compiled from the books and records maintained by the Company's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments and footnotes.

(ii)    Accuracy of Financial Statements. Neither the Company nor any Subsidiary of the Company has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto or in other public releases or filings, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company or any Subsidiary of the Company which constitutes a Material Adverse Change. Since December 31, 2012, except as previously disclosed in writing to the Lenders, no Material Adverse Change has occurred.

6.1.7    Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8    Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, all as supplemented by securities Law filings, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading in any material respect. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement, in securities Law filings or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9    Taxes. All foreign, federal and state, and material local, provincial and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except (i) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) with respect to any state or local returns which have not been filed, such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made; provided, further, the failure to file any such return does not constitute a Material Adverse Change.

6.1.10    Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and currently planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others (except where such conflict would not constitute a Material Adverse Change).

6.1.11    Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Pledge Agreement, the Security Agreement (and the deposit account control agreements to be executed in connection therewith) and the Patent, Trademark and Copyright Security Agreement (collectively, the "Collateral Documents") constitute and will continue to constitute (except as expressly provided otherwise in the Security Agreement) Prior Security Interests in the Collateral. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers promptly after request by the Administrative Agent.

6.1.12    Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which provide coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with past practice.

6.1.13    ERISA Compliance. (i) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, except where the failure to be in compliance would not constitute a Material Adverse Change. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification, except where any such loss would not constitute a Material Adverse Change. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where any such failure would not constitute a Material Adverse Change.

(ii)    No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year), except where such liability would not constitute a Material Adverse Change; (b) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), except where such liability would not constitute a Material Adverse Change; (c) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, except where such liability would not constitute a Material Adverse Change; and (d) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except where such transaction would not constitute a Material Adverse Change.
6.1.14    Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party, and each Subsidiary of each Loan Party, is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.14; provided that such matters so disclosed would not constitute a Material Adverse Change.

6.1.15    Solvency. The Loan Parties on a consolidated basis are Solvent. After giving effect to the transactions contemplated by the Loan Documents, including all Indebtedness incurred thereby, the Liens granted by the Domestic Borrowers in connection therewith and the payment of all fees related thereto, the Loan Parties will be Solvent, determined on a consolidated basis as of the Closing Date.

6.1.16    Fraud and Abuse. Except as could not, individually or in the aggregate, constitute a Material Adverse Change or result in liability for the Loan Parties in excess of $15,000,000 or result in criminal liability for any Loan Party, neither any Loan Party and its Subsidiaries nor, to the knowledge of any Chief Executive Officer, Chief Financial Officer, Treasurer or Compliance Officer of the Company, any of their officers or directors, have engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7b or 42 U.S.C. Section 1395nn or the regulations promulgated pursuant to such statutes or related state, local or provincial statutes or regulations, or which are prohibited by binding rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any applications for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another with the intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors.

Notwithstanding the foregoing, the Loan Parties are aware of, and have disclosed, the existence of the OIG Investigation. The Loan Parties believe that the programs described in the subpoena are in compliance with all applicable Laws, except where the failure to be in compliance would not constitute a Material Adverse Change. The Loan Parties are cooperating fully with the government inquiry.

6.1.17    Licensing and Accreditation. Except as could not, individually or in the aggregate, constitute a Material Adverse Change or result in liability for the Loan Parties and their Subsidiaries in excess of $15,000,000 or result in criminal liability for any Loan Party, (a) each of the Loan Parties and their Subsidiaries has, to the extent applicable: (i) obtained and maintains in good standing all required licenses; and (ii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; and (b) all such required licenses and accreditations are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

6.1.18    Other Regulatory Protection. Except for oxygen products, none of the Loan Parties and their Subsidiaries manufactures pharmaceutical products. Except as set forth on Schedule 6.1.18, none of the Loan Parties and none of the Subsidiaries of the Loan Parties (a) participates in Medicare or Medicaid as a provider or supplier, rather, the Loan Parties and their Subsidiaries are manufacturers and sell to providers for purposes of Medicare, Medicaid and any other Medical Reimbursement Program, (b) is a party to any Medicare Provider Agreement or Medicaid Provider Agreement, or (c) bills for items or services to any Medical Reimbursement Program. Each of the Loan Parties and its Subsidiaries is in compliance with all applicable rules, regulations and other requirements of the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Occupational Safety and Health Administration ("OSHA"), the Consumer Product Safety Commission, the United States Customs Service and the United States Postal Service and other state or federal regulatory authorities or jurisdictions in which such Loan Party or any of its Subsidiaries do business or distribute and market products, except to the extent that any such noncompliance, individually or in the aggregate, does not constitute a Material Adverse Change. Neither the FDA, the FTC, OSHA, the Consumer Product Safety Commission, nor any other such regulatory authority has requested (or, to the knowledge of any Authorized Officer, are considering requesting) any product recalls or other enforcement actions that (a) if complied with, individually or in the aggregate, could constitute a Material Adverse Change or (b) with which the Loan Parties and their Subsidiaries have not complied within the time period allowed.

6.1.19    Compliance with the Swiss Twenty Non-Bank Rule. Subject to the Lenders complying with their representations under Section 5.9.1 [Payments Free of Taxes] and the requirement of Section 5.9.6 [Lender's Cooperation in Tax Matters], each Swiss Borrower is in compliance with the Twenty Non-Bank Rule (taking into account in particular the ordinance of the Swiss Federal Council of June 18, 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of August 1, 2010). Each Swiss Borrower, in determining compliance with Swiss Bank Rules, may assume that up to ten (10) of the Lenders under this Agreement are not Qualifying Banks if it cannot determine the exact number thereof.

6.1.20    Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law. The representation in this Section 6.1.20 shall apply to a Covered Entity having its registered office or seat of management in the Federal Republic of Germany only to the extent as it does not result in a violation by such Covered Entity of Section 7 of the German Foreign Trade Regulation (Aussenwirtschaftsverordnung) or any successor, or a similar applicable, Federal Republic of Germany anti-boycott statute, as to which laws each such German Loan Party hereby confirms its compliance therewith.

6.2    Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto pursuant to this Section 6 become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided, however, that the Borrowers may update Schedules 6.1.1, 6.1.2 and 6.1.14 without any Lender approval in connection with any transaction permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], Section 8.2.7 [Dispositions of Assets or Subsidiaries] and Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1    First Loans and Letters of Credit.

7.1.1    Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since December 31, 2012.

(ii)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary or an Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state or foreign jurisdiction official where such documents are filed in the appropriate state or foreign jurisdiction office (or confirmation that no changes have been made to the organizational documents delivered to the Administrative Agent on the Initial Closing Date or the date on which such Loan Party joined the Credit Agreement as a Borrower or a Guarantor, as applicable), together with certificates from the appropriate state officials as to the continued existence and good standing of each Domestic Loan Party in each state where organized;

(iii)This Agreement and each of the other Loan Documents signed by an Authorized Officer, all appropriate financing statements, appropriate stock powers and certificates evidencing the pledged Collateral and deposit account control agreements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each deposit account of the Domestic Loan Parties;

(iv)Written opinions of counsel for the Domestic Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(v)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee;

(vi)Reserved;

(vii)All material consents required to effectuate the transactions contemplated hereby;

(viii)Reserved;

(ix)Domestic Lien searches in acceptable scope and with acceptable results listing all of the effective financing statements filed against any Domestic Loan Party, together with copies of such financing statements; and

(x)Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

7.1.2    Payment of Fees. The Borrowers shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent's Letter or any other Loan Document.

7.2    Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties shall then be true and correct in all material respects (except for those representations and warranties qualified by reference to a Material Adverse Change or other reference to materiality, which shall be true and correct); (ii) no Event of Default or, unless consented to by the Required Lenders, Potential Default shall have occurred and be continuing; (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; (iv) the making of such Loan or the issuance, extension or increase of such Letter of Credit shall not cause (a) the Revolving Facility Usage to exceed the Revolving Credit Commitments or (b) any Foreign Borrower Sublimit to be exceeded, and (v) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

7.3    Post-Closing Covenants. The Company shall deliver or cause to be delivered the following, each in form and substance acceptable to the Administrative Agent:

(i)    on or before the 30th day after the Closing Date (which period may be extended by the Administrative Agent in its reasonable discretion), all original items of Collateral required to be delivered pursuant to the terms of the Loan Documents and not delivered on the Closing Date;

(ii)    on or before the 30th day after the Closing Date (which period may be extended by the Administrative Agent in its reasonable discretion), an opinion of counsel in Luxembourg as to the matters set forth above with respect to LUX 1 and LUX 2;

(iii)    on or before the 30th day after the later of the Closing Date and the date a Loan Party first establishes Collateral at a leased premises (which period may be extended by the Administrative Agent in its reasonable discretion), an executed landlord's waiver or other lien waiver or subordination from the lessor, warehouse operator or other applicable Person with respect to each domestic leased Collateral location where the value of Collateral at such location equals $1,000,000 or more, to the extent not already delivered to the Administrative Agent; provided, however, if, despite the Loan Parties use of commercial best efforts to obtain a landlord’s waiver or other lien waiver or subordination with respect to any particular leased location, the Loan Parties fail to deliver to the Administrative Agent such an agreement for such location, it shall not constitute an Event of Default hereunder; and

(iv)    on or before the 30th day after the Closing Date (which period may be extended by the Administrative Agent in its reasonable discretion), the Foreign Loan Parties domiciled in Norway, Luxembourg, the Netherlands, Canada, Denmark and Switzerland shall provide certificates required by Section 7.1.1(ii).

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:
8.1    Affirmative Covenants.
8.1.1    Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) where the failure to so maintain would not constitute a Material Adverse Change and (ii) as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7(xii) [Dispositions of Assets or Subsidiaries].

8.1.2    Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made but only to the extent that failure to discharge any such liabilities would not result in a Material Adverse Change; provided that notwithstanding the foregoing, the Loan Parties and their Subsidiaries will pay all liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

8.1.3    Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.

8.1.4    Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the past practice of the Company, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5    Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided, so long as no Event of Default exists, such visits and inspections shall be limited to no more frequently than twice per calendar year and; provided, further, that each Lender shall provide the Company and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6    Keeping of Records and Books of Account. The Loan Parties shall, and shall cause each Subsidiary of the Loan Parties to, maintain and keep proper books of record and account which enable the Company and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7    Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7.2 [Use of Proceeds] and as permitted by applicable Law.

8.1.8    Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and (except as expressly provided otherwise in the Security Agreement) Prior Security Interest in the Collateral whether now owned or hereafter, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to enable the Administrative Agent to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9    Anti-Terrorism Laws; International Trade Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans or request the issuance of Letters of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any activity that is unlawful under Anti-Terrorism Laws, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event. The covenant in this Section 8.1.9 shall apply to a

Covered Entity having its registered office or seat of management in the Federal Republic of Germany only to the extent as it does not result in a violation by such Covered Entity of Section 7 of the German Foreign Trade Regulation (Aussenwirtschaftsverordnung) or any successor, or a similar applicable, Federal Republic of Germany anti-boycott statute, as to which laws each such German Loan Party hereby covenants to comply therewith.

The Loan Parties acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, "AML Legislation"), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If the Administrative Agent has ascertained the identity of the Loan Parties or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent: (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a "written agreement" in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
8.1.10    Material Contracts. Each of the Loan Parties shall, and shall cause each of their Subsidiaries to, perform and observe all of the terms and provisions of each Material Contract (including, without limitation, each Medicare Provider Agreement, Medicaid Provider Contract and other contract and agreement relating to Medical Reimbursement Programs) to be performed or observed by it, maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms, in each case unless (a) the applicable Loan Party or Subsidiary determines in the exercise of its good faith judgment that any such action is not in the best business interests of such Loan Party or Subsidiary or (b) the failure of such Loan Party or Subsidiary to take any such action would not constitute a Material Adverse Change.

8.1.11    Designation as Senior Debt. Each of the Loan Parties shall cause the Obligations to be designated as "Designated Senior Indebtedness" under, and as defined in, the governing documents with respect to the 2027 Convertible Notes (as in effect from time to time).

8.1.12    Compliance with the Swiss Twenty Non-Bank Rules. Each Swiss Borrower shall ensure at any time that it is in compliance with the Swiss Twenty Non-Bank Rules (taking into account in particular the ordinance of the Swiss Federal Council of June 18, 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of August 1, 2010), provided that a Swiss Borrower shall not be in breach of this Section 8.1.12 if its number of creditors in respect of the Swiss Twenty Non-Bank Rule is exceeded solely by reason of a failure by one or more of the Lenders to comply with their obligations under Section 5.9.1 [Payments Free of Taxes], Section 11.8.2 [Assignments by Lenders] or Section 5.9.6 [Lender's Cooperation in Tax Matters]. Each

Swiss Borrower, in determining compliance with Swiss Bank Rules, may assume that up to ten (10) of the Lenders under this Agreement are not Qualifying Banks if it cannot determine the exact number thereof.

8.1.13    Proposed Reorganization. The Proposed Reorganization will take place in stages. Immediately upon the liquidation of Invacare CV, Invacare International shall pledge 65% of its equity interest in LUX 1 to the Administrative Agent on behalf of the Lenders pursuant to the Pledge Agreement.

8.1.14    Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.14, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.14 constitute, and this Section 8.1.14 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.2    Negative Covenants.

8.2.1    Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)Indebtedness under the Loan Documents;

(ii)Existing Indebtedness as set forth on Schedule 8.2.1 and any refinancing, refunding, extension or renewal thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension; provided further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(iii)Indebtedness secured by Purchase Money Security Interests and Synthetic Lease Obligations, which when added with all Indebtedness in respect of Capitalized Leases, does not exceed $15,000,000 in the aggregate;

(iv)Intercompany Indebtedness between or among the Company and its Subsidiaries and between or among the Subsidiaries in the ordinary course of business and consistent with past practice, provided that such intercompany Indebtedness shall be unsecured and the intercompany Indebtedness owed to one or more of the Domestic Loan Parties shall be pledged as Collateral under the Security Agreement;

(v)Any (a) Lender Provided Interest Rate/Currency Hedge, (b) other Interest Rate Hedge or Currency Hedge or (c) Indebtedness under any Other Lender Provided Financial Services Product; provided, however, that the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate/Currency Hedge or another Interest Rate Hedge or Currency Hedge only for hedging (rather than speculative) purposes.

(vi)the 2027 Convertible Notes (subject to compliance with Section 8.2.18 [Covenants as to Certain Indebtedness]);

(vii)Indebtedness owed to third party financing companies in the form of limited recourse obligations that finance receivables of customers of the Loan Parties and their Subsidiaries in the ordinary course of business; provided that such Indebtedness shall not exceed at any time outstanding the lesser of (a) 75% of the total owed by the customers of the Loan Parties and their Subsidiaries to such financing companies and (b) $100,000,000;

(viii)Indebtedness under performance, surety, statutory or appeal bonds or with respect to workers' compensation claims or other bonds permitted hereunder and incurred in the ordinary course of business;

(ix)Indebtedness constituting customary indemnification obligations under purchase agreements;

(x)Performance Guarantees by the Company or any Subsidiary with respect to the performance of any obligation of any other Subsidiary entered into in the ordinary course of business consistent with past practice; and

(xi)other Indebtedness of the Loan Parties and the Subsidiaries in an aggregate amount at any time outstanding not to exceed $20,000,000.

8.2.2    Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3    Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties and their Subsidiaries permitted hereunder.

8.2.4    Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to (collectively, "Investments"), any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(ii)    advances to officers, directors and employees consistent with past practice, for travel, entertainment, relocation and analogous ordinary business purposes;

(iii)    Permitted Investments;

(iv)    Investments listed on Schedule 8.2.4;

(v)    Investments by the Company and its Subsidiaries in their respective Subsidiaries in the ordinary course of business and consistent with past practice;

(vi)    Guaranties permitted by Section 8.2.3 [Guaranties];

(vii)    Investments otherwise permitted under this Agreement pursuant to Permitted Acquisitions;

(viii)    Investments consisting of key man life insurance;

(ix)    Investments in Joint Ventures; provided that the amount of Investments in Joint Ventures shall not exceed $25,000,000 in the aggregate; provided, further, that (A) in no event shall any Loan Party or Subsidiary of any Loan Party be liable, or agree to become liable, for any liabilities of the Joint Venture beyond such Loan Party's or Subsidiary's equity interest in such Joint Venture and (B) other than any investment in a Joint Venture existing on the Closing Date and set forth on Schedule 8.2.4, no investment in a Joint Venture shall be made by any Loan Party or Subsidiary of any Loan Party after the Closing Date until after the Compliance Certificate 12/31/14 Delivery Date; and

(x)    Other Investments not to exceed $5,000,000 in the aggregate at any time outstanding provided no Investments under this clause (x) shall be permitted until after the Compliance Certificate 12/31/14 Delivery Date.

8.2.5    Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests, limited liability company interests or other Equity Interests or any payment (including whether in cash, securities or other property) including any sinking fund or similar deposit on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests, limited liability company interests or other Equity Interests, except: (a) dividends or other distributions payable by any Subsidiary, directly or indirectly, to the Company, by any Domestic Loan Party to another Domestic Loan Party, by any Foreign Guarantor to a Foreign Borrower or another Foreign Guarantor or by a Subsidiary that is not a Loan Party to another Subsidiary; (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; (c) repurchases or redemptions by the Company of any Equity Interests in the Company (i) in an amount not to exceed $40,000,000 in the aggregate for the most recently completed three (3) fiscal quarters of the Company and the fiscal quarter in which the repurchase or redemption is proposed to be made if the Consolidated Leverage Ratio as of the most recent fiscal quarter then ended is equal to or less than 2.25 to 1.00 or (ii) in an amount not to exceed $5,000,000 in the aggregate for the most recently completed three (3) fiscal quarters of the Company and the fiscal quarter in which the repurchase or redemption is proposed to be made if the Consolidated Leverage Ratio as of the most recent fiscal quarter then ended is greater than 2.25 to 1.00 provided that, (1) prior to consummating any such repurchase or redemption, the Company shall demonstrate to the satisfaction of the Administrative Agent that after giving effect to such repurchase or redemption on a Pro Forma Basis, the Loan Parties shall be in compliance with their financial covenants set forth in this Agreement and shall certify that no Event of Default exists and (2) no such repurchase or redemption shall be made until after the Compliance Certificate 12/31/14 Delivery Date; (d) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 5.7.3 [Equity Issuances], the Company and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests so long as no Event of Default exists at the time of such purchase, redemption or acquisition; and (e) dividends on the common and preferred stock of the Company in an aggregate amount not to exceed $2,500,000 per annum. The Loan Parties shall not be considered to have violated clause (c) of this Section 8.2.5 [Dividends and Related Distributions] if the Company shall have satisfied the requirements of such clause at the time of the repurchase or redemption, irrespective of whether the Consolidated Leverage Ratio calculation, for the fiscal quarter in which such repurchase or redemption shall have been made or any subsequent fiscal quarter, would not permit such purchase or redemption.

8.2.6    Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve (other than a dissolution contemplated by Section 8.2.7(xii)), liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that (i) any Domestic Loan Party other than the Company, any Foreign Loan Party or any other Subsidiary that is not a Loan Party (other than the Insurance Subsidiary or the Receivables Subsidiary) may consolidate or merge into another Domestic Loan Party which is wholly-owned by one or more of the other Domestic Loan Parties so long as such Domestic Loan Party is the survivor, (ii) Excluded Subsidiaries (other than the Insurance Subsidiary and the Receivables Subsidiary) may consolidate or merge into other Excluded Subsidiaries (other than the Insurance Subsidiary and the Receivables Subsidiary), (iii) Foreign Loan Parties not directly owned by a Domestic Loan Party may consolidate or merge into other such Foreign Loan Parties, (iv) any Subsidiary (other than the Insurance Subsidiary and the Receivables Subsidiary) may merge into the Company so long as the Company is the survivor, (v) the Company and its wholly-owned Subsidiaries may engage in one or more purchases or other acquisitions of all of the Equity Interests in, or all or substantially all of the property of or a division of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation) provided that (A) each such purchase or other acquisition is a Permitted Acquisition and the provisions of Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] are complied with and (B) no such purchase or acquisition shall be made until after the Compliance Certificate 12/31/14 Delivery Date, (vi) in connection with the Proposed Reorganization, Invacare CV may be liquidated and all of its assets (other than its equity interests in Invacare BV) transferred to Invacare BV and Invacare Holdings may be liquidated and all of its assets transferred to Invacare International, and (vii) any Subsidiary of the Company permitted to consolidate or merge with the Company or another Subsidiary of the Company pursuant to clauses (i) -(iv) above may, instead of consolidating or merging with the Company or another Subsidiary, transfer all of its assets to the Company or a Subsidiary of the type specified in clauses (i)-(iv) above, respectively, and subsequently the Subsidiary which transferred its assets may be dissolved or liquidated; for example, a Foreign Loan Party not directly owned by a Domestic Loan Party may transfer all of its assets to another such Foreign Loan Party, and the Foreign Loan Party which transferred all of its assets may then be dissolved or liquidated.

8.2.7    Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i)    transactions involving the sale of inventory or intellectual property in the ordinary course of business;

(ii)    any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

(iii)    any sale, transfer or lease of assets between the Company or any Subsidiary; provided that if the transferor of such property is a Domestic Loan Party and the transferee of such property is a Foreign Subsidiary, any such net disposition of assets shall not exceed an aggregate amount of ten percent (10%) of value of the domestic assets of the Domestic Loan Parties as set forth in the most recent financial statements of the Company delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] in any fiscal year, notwithstanding the foregoing proviso, in connection with the Proposed Reorganization, Invacare International may transfer 100% of its equity interests in Invacare BV to LUX 1 in exchange for cash, income participating preferred equity certificates or non-voting common stock in LUX 1 (or any combination of the foregoing); provided, further, that after giving effect to any such transfer to a Foreign Subsidiary, the value of the domestic assets of the Domestic Loan Parties in the aggregate shall be no less than $250,000,000 and the value of the domestic assets other than inventory and receivables of the Domestic Loan Parties in the aggregate shall be no less than $40,000,000;

(iv)    any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.14 [Capital Expenditures] and Section 8.2.1 [Indebtedness]; provided such substitute assets are subject to the Lenders' Prior Security Interest;

(v)    Sale and Leaseback Transactions in an aggregate amount not to exceed $35,000,000;

(vi)    dispositions of equipment or real property to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property or (b) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property; provided that in the case of a disposition by a Domestic Loan Party or any Foreign Loan Party, the replacement property shall be owned by a Domestic Loan Party or such Foreign Loan Party, as applicable;

(vii)    dispositions of Customer Leases in connection with Vendor Financings;

(viii)    any disposition of assets, other than those specifically excepted pursuant to clauses (i) through (vii) above, so long as the after tax proceeds (as reasonably estimated by the Company) are applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.7.1 [Sale of Assets] above, in an aggregate amount not to exceed ten percent (10%) of Consolidated Total Assets in any fiscal year;

(ix)    dispositions constituting conversion of cash equivalents into other cash equivalents;

(x)    dispositions constituting casualty events;

(xi)    grants of Permitted Liens; and

(xii)    waivers of contract rights in the ordinary course of business.

8.2.8    Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) unless such transaction is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions; provided that the foregoing restriction shall not apply to (a) transactions between or among the Domestic Loan Parties, (b) transactions between or among the Foreign Loan Parties or (c) any other transactions between or among the Company and any of its Subsidiaries or between or among any of such Subsidiaries, unless prohibited pursuant to this Agreement.

8.2.9    Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Borrower or Guarantor on the Closing Date and the Excluded Subsidiaries; (ii) any Subsidiary (A) formed (or acquired) after the Closing Date which joins this Agreement as a Domestic Guarantor or Foreign Guarantor, or elects instead to join this Agreement as a Domestic Borrower or Foreign Borrower, and satisfies each other applicable requirement set forth in Section 11.15.1 [Joinder of Guarantors and Borrowers]; provided that notwithstanding any provision in any Loan Document to the contrary, any Subsidiary which (1) is organized under the laws of the United States of America, any State thereof or the District of Columbia, (2) is owned solely by a Foreign Loan Party, and (3) is a limited liability company which has not elected to be treated as a corporation for United States federal tax purposes, shall not be required to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) of any Domestic Loan Party and, except as otherwise expressly provided in Section 17(b)(iii) of the Guaranty Agreement, shall only be required to guaranty the Guarantied Obligations of the Foreign Loan Parties, or (B) in the case of an Excluded Subsidiary as of the Closing Date that subsequently becomes a Material Subsidiary, which joins this Agreement as a Domestic Guarantor or Foreign Guarantor, or elects instead to join this Agreement as a Domestic Borrower or Foreign Borrower, and satisfies each other applicable requirement set forth in Section 11.15.1 [Joinder of Guarantors and Borrowers], and (iii) any Foreign Subsidiary which is not organized in the same jurisdiction as a Loan Party and which is not a Material Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than a Joint Venture permitted under Section 8.2.4 [Loans and Investments].

8.2.10    Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business other than those lines of business conducted by the Company and its Subsidiaries on the date hereof and any business that, in the good faith judgment of the Board of Directors of the Company, is reasonably related, incidental, ancillary, supplementary or complimentary thereto, or reasonable extensions thereof.

8.2.11    Fiscal Year; Accounting Changes. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any change in (a) accounting policies or reporting practices, except as required by or acceptable under GAAP, or (b) its fiscal year.

8.2.12    Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, unless (a) no cash proceeds are received (other than from any of the Subsidiaries) as the result of such issuance, (b) if any cash proceeds are received (other than from any of the Subsidiaries), any Net Cash Proceeds thereof are applied as a mandatory prepayment if so required in accordance with the provisions of Section 5.7.3 [Equity Issuances] or (c) such issuance is pursuant to the terms of the Company's Performance Plan and, in each event, the Loan Parties party to the Pledge Agreement continue to comply therewith.

8.2.13    Changes in Organizational Documents. Each of the Loan Parties (other than the Company) shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least fifteen (15) days' prior written notice to the Administrative Agent and, in the event that such change would be materially adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders. The Company shall not amend in any respect its articles of incorporation or code of regulations if such amendment would limit the Company's ability to grant Liens to the Lenders, adversely affect the Company's ability to comply with, or obligations under, the Loan Documents or impair the ability of the Administrative Agent or any of the Lenders, to the extent applicable, to enforce their legal remedies pursuant to this Agreement or any other Loan Document; provided the Company shall provide a copy of any such amendment within fifteen (15) days following the effective date of such amendment.

8.2.14    Capital Expenditures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments in any fiscal year on account of Capital Expenditures, except for Capital Expenditures: (i) made with insurance proceeds from (a) casualty events, or (b) condemnation awards, (ii) made with proceeds from (a) Sale and Leaseback Transactions or (b) other dispositions permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries], (iii) in connection with like-kind exchanges under Section 1031 of the Code, and (iv) in addition to the Capital Expenditures permitted by the foregoing clauses (i) - (iii), Capital Expenditures in the ordinary course of business not exceeding $25,000,000 in the aggregate for the Company and its Subsidiaries during each fiscal year.

8.2.15    Maximum Leverage Ratio. The Loan Parties shall not permit the Consolidated Leverage Ratio of the Company and its Subsidiaries, as measured at the end of each fiscal quarter, to exceed the ratio set forth below:

Fiscal Quarter Ended	Maximum Leverage Ratio
March 31, 2014	4.75 to 1.00
June 30, 2014	4.50 to 1.00
September 30, 2014	4.00 to 1.00
December 31, 2014 and thereafter	3.50 to 1.00

8.2.16    Minimum Interest Coverage Ratio. The Loan Parties shall not permit the Consolidated Interest Coverage Ratio of the Company and its Subsidiaries, as measured at the end of each fiscal quarter, to be less than (i) for the fiscal quarter ended December 31, 2013, 3.00 to 1.00, and (ii) for each fiscal quarter thereafter, 3.50 to 1.00.

8.2.17    Negative Pledges. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any Agreement with any Person which, in any manner, whether directly or contingently, prohibits, restricts or limits the right of any of the Loan Parties or their Subsidiaries (other than the Insurance Subsidiary or the Receivables Subsidiary), from granting any Liens to the Administrative Agent or the Lenders on any assets or properties (including real estate) of the Loan Parties or their Subsidiaries (other than the Insurance Subsidiary or the Receivables Subsidiary) except:
(i)    customary restrictions and conditions on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary permitted hereunder pending the closing of such sale or disposition;

(ii)    any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(iii)    customary provisions contained in licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(iv)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(v)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(vi)    any restrictions imposed by applicable Law;

(vii)    customary provisions in any joint venture or similar agreement applicable to a Joint Venture permitted hereunder and entered into in the ordinary course of business; and

(viii)    any agreement in effect at the time a person becomes a Subsidiary of the Company, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

8.2.18    Covenants as to Certain Indebtedness. (i) Each of the Loan Parties shall not, and shall not permit any of its Subsidiary to, amend or modify any provisions of the documents governing the 2027 Convertible Notes in any material and adverse way (with any changes to the interest rate, redemption requirements, amortization schedule, negative covenants and events of default deemed to be material for purposes hereof, but without limiting any other changes which may be material) without providing at least fifteen (15) calendar days' prior written notice to the Administrative Agent and the Lenders, and obtaining the prior written consent of the Required Lenders.

(ii)    The Borrowers may redeem, purchase or repurchase the 2027 Convertible Notes so long as (a) no Event of Default is then occurring or would be caused thereby and (b) the Consolidated Leverage Ratio, determined on a Pro Forma Basis after taking into effect such redemption, purchase or repurchase is not more than 3.00:1.00.; provided that, notwithstanding the foregoing, until after the Compliance Certificate 12/31/14 Delivery Date, the Borrower shall not redeem, purchase or repurchase more than $3,000,000 in the aggregate of the 2027 Convertible Notes.

8.2.19    Agreements Restricting Dividends. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any Agreement with any Person which restricts any of the Subsidiaries of the Company's right to pay dividends or other distributions to the Company or any other Loan Party or repay intercompany loans from the Subsidiaries of the Company to the Company or any other Loan Party.

8.2.20    Designation of Senior Debt. Designate any Indebtedness (other than the Indebtedness under the Loan Documents and other than, until February 28, 2011, the 2015 Senior Notes) of the Company or any of its Subsidiaries as "Designated Senior Debt" (or any similar term) under, and as defined in, the operative documents governing the 2027 Convertible Notes as in effect from time to time.

8.2.21    Restrictions on Insurance Subsidiary and Receivables Subsidiary. The Insurance Subsidiary and the Receivables Subsidiary, shall have substantially no assets, liabilities or business operations, other than (a) with respect to the Insurance Subsidiary, such assets, liabilities and operations necessary (i) to provide insurance coverage to the Company and certain of its Subsidiaries, or (ii) to comply with applicable Laws, and (b) with respect to the Receivables Subsidiary, such assets, liability and operations (i) associated with a receivables financing to which the Receivables Subsidiary is a party (to the extent such receivables financing is permitted by the terms of Section 8.2.1 [Indebtedness]) and (ii) necessary to comply with all applicable Laws.

8.2.22    Prepayments, Etc. of Indebtedness. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness or make any payment of Subordinated Indebtedness, except (a) prepayments under this Agreement in accordance with the terms hereof, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 8.2.22 and refinancings and refundings of such Indebtedness in compliance with Section 8.2.1 [Indebtedness], (c) prepayments of the 2027 Convertible Notes permitted under Section 8.2.18 [Covenants as to Certain Indebtedness], and (d) so long as no Event of Default has occurred and is continuing or would result therefrom, repayments of Indebtedness permitted by clauses (iii), (iv), (v), (vii) and (x) of Section 8.2.1 [Indebtedness] in the ordinary course of business and regularly scheduled interest payments on the 2027 Convertible Notes.

8.3    Reporting Requirements. The Loan Parties will furnish or cause to be furnished the following to the Administrative Agent on behalf of the Lenders.

8.3.1    Quarterly Financial Statements. Within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within forty-five (45) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal quarter, the Company delivers to the Administrative Agent on behalf of the Lenders a copy of its Quarterly Report on Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section.

8.3.2    Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Company and its Subsidiaries, financial statements of the Company and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal year, the Company delivers to the Administrative Agent on behalf of the Lenders a copy of its Annual Report on Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meet the requirements described in this Section.

8.3.3    Certificate of the Company. Concurrently with the financial statements of the Borrowers furnished to the Administrative Agent on behalf of the Lenders pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements], a certificate (each, a "Compliance Certificate") of the Company on behalf of the Loan Parties signed by the Chief Executive Officer, President or Chief Financial Officer of the Company, in the form of Exhibit 8.3.3.

8.3.4    Notices.

8.3.4.1    Default. Promptly after any executive officer of any Loan Party has learned of the occurrence of an Event of Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2    Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which if adversely determined would constitute a Material Adverse Change.

8.3.4.3    Organizational Documents. Within the time limits set forth in Section 8.2.13 [Changes In Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.4.4    Erroneous Financial Information. Promptly after filing with the SEC, notice that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

8.3.4.5    ERISA Event. Promptly and in any event within five (5) days upon the occurrence of any ERISA Event.

8.3.4.6    Debt Rating. Promptly upon any announcement by Moody's or Standard & Poor's of any change in a Debt Rating or in the outlook with respect thereto.

8.3.4.7    OIG Actions; Medical Reimbursement Programs. Promptly upon the institution of any legal actions or investigations by the OIG with respect to any investigation of any Loan Party or any Subsidiary of a Loan Party, or upon the institution of any investigation or proceeding against any Loan Party or any Subsidiary of a Loan Party to suspend, revoke or terminate or which may result in exclusion from any Medical Reimbursement Program.

8.3.4.8    Other Reports. Promptly upon their becoming available to the Loan Parties:

(i)    Annual Budget and Forecasts. Upon request by the Administrative Agent, either of the Co-Syndication Agents or the Required Lenders, the annual budget and any forecasts or projections of the Company and its Subsidiaries,

(ii)    SEC Reports; Shareholder Communications. Without duplication, reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Company with the SEC, and

(iii)    Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

8.3.4.9    Notices Under Certain Indebtedness Documents. At the same time sent or provided to the holders of the 2027 Convertible Notes, all notices and reports provided in connection with the 2027 Convertible Notes (unless already provided pursuant to any other provision of this Section 8.3).

9. DEFAULT

9.1    Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1    Payments Under Loan Documents. The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation when due or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2    Breach of Warranty. (i) Any representation or warranty contained in Section 6.1.20 [Anti-Terrorism Laws] is or becomes false or misleading at any time in any material respect; or (ii) any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate or other instrument furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3    Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws.
Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Compliance] or Section 8.2 [Negative Covenants];

9.1.4    Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days;
9.1.5    Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of $20,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness or the termination of any commitment to lend, or any default or event of default under the 2027 Convertible Notes;
9.1.6    Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $20,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;
9.1.7    Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, or any subordination provisions with respect to Indebtedness or other obligations of any Loan Party in favor of the Administrative Agent in connection herewith shall cease to be legal, valid and binding and enforceable against the party granting same or such party's successors and assigns (as permitted thereunder) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;
9.1.8    Proceedings Against Assets. Any material portion of the Loan Parties' other assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such Collateral or other assets come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
9.1.9    Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000;

9.1.10    Change of Control. Any Change of Control occurs;
9.1.11    Exclusion from Medical Reimbursement Programs. Any Loan Party shall be temporarily or permanently excluded from any Medical Reimbursement Program, where such exclusion arises from fraud or other claims or allegations which, individually or in the aggregate, could constitute a Material Adverse Change.
9.1.12    Relief Proceedings. (i) A Relief Proceeding shall have been instituted against the Company, any Material Subsidiary, or any group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) the Company, any Material Subsidiary, or any group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) the Company, any Material Subsidiary, or any group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary ceases to be solvent or admits in writing its inability to pay its debts as they mature.
9.2    Consequences of Event of Default.

9.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, with the consent of the Required Lenders, and shall, upon the request of the Required Lenders, (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3    Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or Affiliate, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Borrower or Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4    Certain Other Matters. In no event shall the Required Lenders, without the prior written consent of each Lender, direct the Administrative Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Loan Party with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, uniform commercial code sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section 9.2.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Loan Party where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Loan Party, including the filing of proofs of claim in any Relief Proceeding.

9.2.5    Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii)second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate/Currency Hedge or Other Lender Provided Financial Services Obligations, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, ratably among the Lenders in proportion to the respective amounts payable to them with respect to such Obligations; and

(iii)the balance, if any, as required by Law.
Notwithstanding anything to the contrary in this Section, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.5.

10. THE ADMINISTRATIVE AGENT

10.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1 [Modifications, Amendments or Waivers] and Section 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Loan Parties, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.
10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Joint Lead Arrangers or Joint Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9    Administrative Agent's Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrowers and Administrative Agent, as amended from time to time.
10.10    Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or Equity Interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Each Lender hereby irrevocably authorizes the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 or Title 11 of the United States Code, as in effect from time to time (the "Bankruptcy Code"), at any sale thereof conducted under the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign) now or hereafter in effect, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.
10.11    No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11. MISCELLANEOUS

11.1    Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1    Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3    Release of Collateral, Borrower or Guarantor. Except as contemplated in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 11.15.2 [Release of Foreign Borrowers and Foreign Guarantors], release all or substantially all of the Collateral or any Borrower or Guarantor from its Obligations under the Loan Documents without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4    Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].
11.2    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3    Expenses; Indemnity; Damage Waiver.

11.3.1    Costs and Expenses. The Borrowers shall pay (i) all out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-

pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

11.3.2    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers or any other Loan Party under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

11.3.3    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.3.1 [Costs and Expenses] or Section 11.3.2 [Indemnification by the Borrowers] to be paid by them to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and each of the Borrowers hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date or if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5    Notices; Effectiveness; Electronic Communication.

11.5.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.
11.5.2    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
11.5.3    Change of Address, Etc. Any party hereto may change its address, e‑mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7    Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8    Successors and Assigns.

11.8.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, except as set forth in Section 11.8.8 [Netherlands Bank Rules]; and

(B)in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $10,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless they have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any of the Borrowers' Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 5.8 [Increased Costs], and Section 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].
11.8.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders, Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Section 11.1.1 [Increase of Commitment, Etc.], Section 11.1.2 [Extension of Payment, Etc.], or Section 11.1.3 [Release of Collateral or Guarantor]). Subject to Section 11.8.5 [Limitations upon Participant Rights Successors and Assigns Generally], each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and Section 5.8 [Increased Costs] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders].
11.8.5    Limitations upon Participant Rights Successors and Assigns Generally. A Participant shall not be entitled to receive any greater payment under Section 5.8 [Increased Costs], Section 5.9 [Taxes] or Section 11.3 [ Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.9.5 [Status of Lenders] as though it were a Lender.

11.8.6    Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.8.7    Disapplication or Amendment of the Swiss Bank Rules.

If the Non-Bank Rules are disapplied or amended in any material respect from their form as of the date hereof, the Swiss Borrowers or the Administrative Agent may (and the Administrative Agent shall, at the request of the Lenders) request in writing to the Administrative Agent or the Swiss Borrowers, respectively, that this Agreement be amended to reflect such change. Thereafter, the Swiss Borrowers and the Lenders shall enter into discussions with a view to agreeing on any amendments required to be made to this Agreement to place the Swiss Borrowers and the Lenders in substantially the same position (or otherwise in a position acceptable to the Swiss Borrower and the Lenders) from a Swiss withholding Tax viewpoint as they would have been in if the change notified under this Section 11.8.7 had not happened. Any agreement between the Swiss Borrowers and the Administrative Agent will be, with the prior consent of the Lenders, binding on all the parties hereto; if no agreement is reached under this Section 11.8.7, this Agreement shall continue in effect in accordance with its terms.

11.8.8    Netherlands Bank Rules.

The share of each new Lender located in or organized under the laws of the Netherlands and the share of each new Lender hereunder in the Loans to a Netherlands Borrower (or its portion in the rights and obligations relating to such Loans transferred by an existing Lender) shall initially be at least the Dollar Equivalent of EUR 50,000 or such new Lender shall otherwise qualify as a Professional Market Party, and each such new Lender shall confirm the foregoing on the date on which it becomes a Lender hereunder by execution and delivery of its Assignment and Assumption Agreement in which the new Lender confirms that it is a Professional Market Party.
11.9    Confidentiality.

11.9.1    General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties.

11.9.2    Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of

Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1    Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.

11.11.2     SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE SOUTHERN UNITED STATES DISTRICT COURT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3    WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13    Borrower Agent. Each of the Borrowers hereby irrevocably appoints the Company as its agent for the Borrowers for purposes of requesting, continuing and converting Loans (including all elections of interest rates and currencies), for delivering notices as to prepayments and commitment reductions and for providing consents pursuant to clauses (i) and (iii) of Section 11.8.2 [Assignments by Lenders]. The Administrative Agent shall be entitled to rely in such matters on all communications delivered by the Company as being delivered on behalf of all Borrowers.

11.14    Foreign Borrowers and Foreign Guarantors.

11.14.1    Generally. Without limiting the joint and several nature of all Domestic Borrowers' Obligations, the Obligations of the Foreign Borrowers shall be several in nature, and the Obligations of the Foreign Guarantors shall be limited if and to the extent expressly set forth in the Guaranty Agreement.

11.14.2     Liability of Foreign Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Foreign Borrower is liable only for Loans made to such Foreign Borrower, interest on such Loans, such Foreign Borrower's reimbursement obligations with respect to any Letter of Credit issued for its account and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements, indemnities and charges hereunder and under any other Loan Document that are attributable, or attributed as a ratable share, to it. The liability of each Foreign Borrower for the payment of any of the Obligations or the performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Company and each other Loan Party. Nothing in this Section 11.14 is intended to limit, nor shall it be deemed to limit, any of the liability of the Company or any Domestic Loan Party for any of the Obligations, whether in its primary capacity as a Borrower, as a Guarantor, at law or otherwise.

11.14.3     Company as Agent. Each Foreign Borrower, in addition to the appointment of the Company as the Borrowers' agent as provided in Section 11.13 [Borrower Agent], further hereby irrevocably appoints the Company as its agent to receive the proceeds of any Loans made by the Lender to any such Foreign Borrower hereunder. The Administrative Agent shall be entitled to rely in such matters on all communications delivered by the Company as being delivered on behalf of the Foreign Borrowers.

11.14.4 Liability of Luxembourg Guarantors. Notwithstanding anything to the contrary set out herein or in any other Loan Document, the aggregate obligations and exposure of any Luxembourg Guarantor for the obligations of an entity which is not a direct or indirect Subsidiary of such Luxembourg Guarantor shall, together with any similar guarantee and/or security of such Luxembourg Guarantor arising under any other Loan Document, be limited to an aggregate amount not exceeding the higher of (y) 80% of such Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the register of commerce and companies, on accounting and on annual accounts of companies, as amended), as shown in its most recently and duly approved financial statements as at the date of the Closing Date (or, as the case may be, the date on which it became a Guarantor pursuant to a Guarantor Joinder) and (z) 80% of such Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the register of commerce and companies, on accounting and on annual accounts of companies, as amended) as shown in its most recently and duly approved financial statements. This limitation shall not apply to any amounts borrowed and made available under any Loan Document, in any form whatsoever, to such Luxembourg Guarantor or any of its direct or indirect Subsidiaries. For the avoidance of doubt, any amounts borrowed and made available under any Loan Document, in any form whatsoever, to any Luxembourg Guarantor or any of its direct or indirect Subsidiaries shall form part of, and be covered by, the Guaranty hereunder given by such Luxembourg Guarantor.

11.15    Joinder of Guarantors and Borrowers; Release of Foreign Borrowers and Foreign Guarantors.

11.15.1     Joinder of Guarantors and Borrowers. Any Subsidiary of the Company which is required to join this Agreement as a Guarantor, or any Subsidiary of the Company which elects to join this Agreement as a Borrower, pursuant in each case to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder or Borrower

Joinder, as applicable, pursuant to which it shall, after acceptance of such Guarantor Joinder or Borrower Joinder by the Administrative Agent, join this Agreement as a Domestic Loan Party or Foreign Loan Party, as applicable, and join each of the other Loan Documents to which the Domestic Loan Parties or Foreign Loan Parties, as applicable, are parties, (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] (or foreign jurisdictional equivalents, if any), modified as appropriate to relate to such Subsidiary, and (iii) in the case of a new Domestic Loan Party, documents necessary to grant and perfect Prior Security Interests in favor of the Administrative Agent for the benefit of the Lenders in the Equity Interest of, and Collateral held by, such Subsidiary. Notwithstanding the foregoing, no Foreign Borrower may be joined pursuant to this Section 11.15.1 if its inclusion as a Borrower under the Loan Documents would result in any adverse tax or other legal consequences for the Lenders, as determined by the Administrative Agent. Joinder of each new Loan Party pursuant to this Section 11.15.1 shall be subject to compliance with all the other terms and conditions set forth in this Agreement and the other Loan Documents, including without limitation Section 8.1.7 [Compliance with Laws; Use of Proceeds] and Section 5.9 [Taxes].

11.15.2 Release of Foreign Borrowers and Foreign Guarantors. Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective five (5) Business Days after receipt by the Administrative Agent so long as all Obligations of such Foreign Borrower have been paid in full (including principal, interest and all other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement or any other Loan Document provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 11.15.1 [Joinder of Guarantors and Borrowers]. If the release of a Foreign Borrower pursuant to this Section 11.15.2 results in no Obligations which are, or could be, guarantied by a Foreign Guarantor under the Guaranty Agreement, then such Foreign Guarantor may also deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto, which termination shall be effective five (5) Business Days after receipt by the Administrative Agent so long as all Obligations of such Foreign Guarantor have been paid in full (including principal, interest and all other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Guarantor is outstanding; provided that, to the extent this Agreement or any other Loan Document provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Guarantor.

11.16 Amendment and Restatement. This Agreement shall become effective on the Closing Date and shall supersede all provisions of the Prior Credit Agreement as of such date. From and after the Closing Date all references made to the Prior Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement amends and restates the Prior Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Prior Credit Agreement or the indebtedness, obligations and liabilities of the Borrower evidenced or provided for thereunder. The Loan Parties heretofore executed and delivered certain Loan Documents including without limitation the Collateral Documents. The Loan Parties hereby acknowledge and agree that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under this Agreement, and the other Loan Documents, the rights and remedies of the Administrative Agent thereunder and the obligations of the Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness and other obligations which would be secured thereby prior to giving effect to this Agreement. Without limiting the foregoing, the parties to this Agreement hereby acknowledge and agree that the "Credit Agreement" and any other Loan Document referred to in any of the Loan Documents shall from and after the date hereof be deemed a reference to this Agreement and the Loan Documents referred to herein.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
BORROWERS:
INVACARE CORPORATION,
an Ohio corporation

By:        /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Treasurer

INVACARE AUSTRALIA PTY. LTD.
an Australian proprietary limited company

By:        /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson

Title:	Attorney-In-Fact
INVACARE CANADA GENERAL PARTNER INC.
a Canadian corporation, as general partner of, and for and on behalf of, INVACARE CANADA L.P., an Ontario limited partnership
INVACARE HOLDINGS TWO B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid)

By:        /s/ Robert K. Gudbranson
Name:     Robert K. Gudbranson
Title:    Treasurer of both of the above-listed companies

SCANDINAVIAN MOBILITY INTERNATIONAL APS, a Danish limited liability company
INVACARE GERMANY HOLDING GMBH,
a German corporation
INVACARE HOLDING AS,
a Norwegian corporation
INVACARE HOLDING TWO AB,
a Swedish limited liability company
INVACARE INTERNATIONAL SÀRL,
a Swiss corporation

By:        /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Attorney-In-Fact of each of the above-listed
companies

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWERS (continued):
INVACARE HOLDINGS NEW ZEALAND,
a New Zealand corporation

By:        /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Attorney

Witness:        Signature:     /s/ Rachel Ann Sabato
Full Name: Rachel Ann Sabato

Address:	Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, OH 44114-1607

Occupation: Paralegal/Notary

INVACARE LIMITED, a company incorporated and registered under the laws of England and Wales

Acting By:     /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Director

In presence of:    Signature:     /s/ Rachel Ann Sabato
Full Name: Rachel Ann Sabato

Address:	Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, OH 44114-1607

Occupation: Paralegal/Notary

INVACARE HOLDINGS S.À R.L.,
a Luxembourg private limited liability company (société à responsabilité limitée)

By:        /s/ Jerome Edward Fox, Jr.
Name:    Jerome Edward Fox, Jr.
Title:    a Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

DOMESTIC GUARANTORS:

ADAPTIVE SWITCH LABORATORIES, INC.
THE AFTERMARKET GROUP, INC.
ALTIMATE MEDICAL, INC.
CENTRALIZED MEDICAL EQUIPMENT LLC
DYNAMIC MEDICAL SYSTEMS, LLC
THE HELIXX GROUP, INC.
INVACARE CANADIAN HOLDINGS, INC.
INVACARE CANADIAN HOLDINGS, LLC
INVACARE CONTINUING CARE, INC.
INVACARE CREDIT CORPORATION
INVACARE FLORIDA CORPORATION
INVACARE HOLDINGS, LLC
INVACARE INTERNATIONAL CORPORATION
INVAMEX HOLDINGS LLC
KUSCHALL, INC.
ROADRUNNER MOBILITY, INCORPORATED
INVACARE CANADA FINANCE, LLC
INVACARE OUTCOMES MANAGEMENT LLC

By:         /s/ Robert K. Gudbranson
Name:     Robert K. Gudbranson
Title:    Treasurer of each of the above-listed companies

FREEDOM DESIGNS, INC.,
a California corporation
By:         /s/ Robert K. Gudbranson
Name:     Robert K. Gudbranson
Title:    Chief Financial Officer

GARDEN CITY MEDICAL INC.,
a Delaware corporation
By:         /s/ Robert K. Gudbranson
Name:     Robert K. Gudbranson
Title:    Vice President

INVACARE FLORIDA HOLDINGS, LLC,
a Delaware limited liability company
By:         /s/ Robert K. Gudbranson
Name:     Robert K. Gudbranson
Title:    Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FOREIGN GUARANTORS:

CARROLL HEALTHCARE GENERAL PARTNER, INC.,
an Ontario corporation
CARROLL HEALTHCARE INC.,
an Ontario corporation
CARROLL HEALTHCARE GENERAL PARTNER, INC.,
an Ontario corporation, as general partner of, and for and on behalf of, CARROLL HEALTHCARE L.P., an Ontario limited partnership
INVACARE CANADA GENERAL PARTNER INC.,
a Canadian corporation
CARROLL HEALTHCARE INC., an Ontario corporation, as general partner of, and for and on behalf of, MOTION CONCEPTS L.P., an Ontario limited partnership
PERPETUAL MOTION ENTERPRISES LIMITED,
an Ontario corporation

By:         /s/ Robert K. Gudbranson
Name:     Robert K. Gudbranson
Title:    Treasurer of each of the above-listed companies

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FOREIGN GUARANTORS (continued):

INVACARE A/S,
a Danish limited liability company
INVACARE EC-HØNG A/S,
a Danish limited liability company
INVACARE B.V.,
a Dutch private company with limited liability
(besloten vennootschap met beperkte aansprakelijkheid)
INVACARE HOLDINGS C.V.,
a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands
AQUATEC OPERATIONS GMBH,
a German corporation
INVACARE GMBH,
a German corporation
INVACARE (DEUTSCHLAND) GMBH,
a German corporation
ULRICH ALBER GMBH,
a German corporation
INVACARE AS,
a Norwegian corporation
DOLOMITE AB,
a Swedish limited liability company
INVACARE AB,
a Swedish limited liability company
INVACARE DOLOMITE AB,
a Swedish limited liability company
INVACARE REA AB,
a Swedish limited liability company

By:         /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Attorney-In-Fact of each of the above-listed
companies

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FOREIGN GUARANTORS (continued):

DYNAMIC CONTROLS,
a New Zealand corporation
DYNAMIC SUZHOU HOLDINGS NEW ZEALAND,
a New Zealand corporation
INVACARE NEW ZEALAND,
a New Zealand corporation

By:         /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Attorney of each of the above-listed companies

Witness:        Signature:      /s/ Rachel Ann Sabato
Full Name: Rachel Ann Sabato

Address:	Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, OH 44114-1607

Occupation: Paralegal/Notary

INVACARE UK OPERATIONS LIMITED, a private limited company organized under the laws of England and Wales

Acting By:      /s/ Robert K. Gudbranson
Name:    Robert K. Gudbranson
Title:    Director

In presence of:    Signature:     /s/ Rachel Ann Sabato
Full Name: Rachel Ann Sabato

Address:	Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, OH 44114-1607

Occupation: Paralegal/Notary

INVACARE HOLDINGS TWO S.À R.L.,
a Luxembourg private limited liability company (société à responsabilité limitée)

By:        /s/ Jerome Edward Fox, Jr.
Name:    Jerome Edward Fox, Jr.
Title:    a Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDERS:

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: /s/ Joseph G. Moran
Name: Joseph G. Moran
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, individually and as Co-Syndication Agent

By: /s/ Sanya Valeva
Name: Sanya Valeva
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as Co-Syndication Agent

By: /s/ Robert LaPorte
Name: Robert LaPorte
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

RBS CITIZENS, N.A., individually and as Documentation Agent

By: /s/ M. James Barry
Name: M. James Barry
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK

By: /s/ Joshua Turner
Name: Joshua Turner
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Dana J. Moran
Name: Dana J. Moran
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

DNB CAPITAL LLC

By: /s/ Nikolai A. Nachamkin
Name: Nikolai A. Nachamkin
Title: Senior Vice President

By: /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

NORDEA BANK FINLAND Plc, New York & Cayman Island Branches

By: /s/ Mogens R. Jensen
Name: Mogens R. Jensen
Title: Senior Vice President

By: /s/ Gerald E. Chelius, Jr.
Name: Gerald E. Chelius, Jr.
Title: Senior Vice President Credit

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

HSBC BANK USA, N.A.

By: /s/ Frank M. Eassa
Name: Frank M. Eassa
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By: /s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK N.A.

By: /s/ Robert G. Morlan
Name: Robert G. Morlan
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]
FIRST COMMONWEALTH BANK

By: /s/ Stephen J. Orban
Name: Stephen J. Orban
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

TRISTATE CAPITAL BANK

By: /s/ Michael P. Morris
Name: Michael P. Morris
Title: Senior Vice President